As filed with the Securities and Exchange Commission on October 14, 1999
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                            The ServiceMaster Company
             (Exact name of registrant as specified in its charter)




       Delaware                                      36-3858106
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                  Identification Number)





                              One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300
          (Address and telephone number of principal executive offices)



                ServiceMaster Profit Sharing and Retirement Plan
                            (Full title of the plan)

                                Vernon T. Squires
                    Senior Vice President and General Counsel
                            The ServiceMaster Company
                              One ServiceMaster Way
                       Downers Grove, Illinois 60515-1700
                                 (630) 271-1300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                    Copy to:
                              Toni B. Merrick, Esq.
                                Kirkland & Ellis
                             200 East Randolph Drive
                          Chicago, Illinois 60601-6636
                                 (312) 861-2000



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
 Title of securities      Amount to be     Proposed maximum offering       Proposed maximum          Amount of
   to be registered     registered (1)(3)            price             aggregate offering price   registration fee
                                                 per share (2)                   (2)                    (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share     1,500,000 shares            $14.5313                 $21,796,950             $5,754.40
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable under the plan to reflect stock splits, stock dividends, mergers and other capital changes.

(2) This calculation is made solely for the purchase of determining the amount of the registration fee and is made pursuant to Rule 457(h) based upon the average of the high and low sales prices of the registrant's Common Stock as reported on the New York Stock Exchange on October 12, 1999.

(3) In addition, pursuant to Rule 416(c), this registration also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         The  purpose  of  this   Registration   Statement  is  to  reflect  the
registration of shares of Common Stock of the Registrant to be issued pursuant to the ServiceMaster Profit Sharing and Retirement Plan (the "Plan").


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated by reference.


1. Annual Report on Form 10-K for the Fiscal Year ended December 31, 1998.

2. Annual Report on Form 11-K for the Fiscal Year ended December 31, 1998, for the ServiceMaster Company Master Trust.

3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal period covered by the Registrant document referred to in 1. above.

4. The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A.

5. All other reports and documents subsequently filed by the Company pursuant to Section 13(a), 13(c),14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel

                  Not applicable.

 Item 6. Indemnification of Directors and Officers

         The ServiceMaster Company (the "Company") is incorporated under the laws of the State of Delaware. Section 145 of the DGCL, inter alia ("Section 145") provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director has actually and reasonably incurred.

         Article Ten of the Restated Certificate ("Article Ten") provides that no person shall have any liability of any kind by reason of a Relevant Loss (defined below) caused in whole or in part by any act or failure to act which occurred while such person was an officer or director of the Company except: (i) obligations arising under the express terms of any written contract to which such person is a party; (ii) the obligation to return to the Company an amount up to the value actually realized by such person by stealing or by any other action which constitutes a criminal felony; (iii) any liability imposed by contract or applicable law which is founded on, arises from or is related to activities by such person (or such person's agents or affiliates) which are in competition with any business of the Company or any of its affiliates; and (iv) any other liability from which it shall not be possible to exempt such person under applicable law either as constituted on the date on which the Restated Certificate was filed with the Secretary of State of Delaware (the "Filing Date") or at any time thereafter. The term "Relevant Loss" designates and includes any loss, damage or expense of any kind (i) experienced for any reason by the Company or by any entity controlled by the Company; (ii) which any person may experience by reason of any purchase (or failure to purchase), maintenance of an interest in, sale (or failure to sell) or failure to obtain payment of any amount due on any note, debenture, preferred stock, common stock or other security issued or issuable by the Company or (iii) which shall otherwise be caused in whole or in part by or arise in connection with (or would not have occurred but for) such person's service as a director or officer of the Company. In addition, Article Ten provides that every director of the Company shall be exempt (except to the extent expressly set forth therein) from any personal liability to the Company or any of the Company's stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by (i) Section 102(b)(7) of the DGCL as constituted on the Filing Date or (ii) any provision of the law of the State of Delaware as constituted at any time after the December 11, 1991.

         Except as otherwise provided in the Restated Certificate, Article Eleven of the Restated Certificate ("Article Eleven") provides that the Company shall indemnify any person against, and shall reimburse, such person for any amount which such person shall pay to satisfy, settle or otherwise deal with, any attempt to impose any liability or obligation of any kind upon such person if such attempt or such liability or obligation or both shall arise in connection with or by reason of, or would not have arisen but for, Covered Service (defined below) by such person (or any agreement by such person to serve as a director or officer of the Company or to provide other Covered Service) including, but not limited to: (i) any claim resulting from any loss, injury, damage, harm or other disadvantage which the Company, any affiliate, any employee plan or any person who acquires, holds, or disposes of any interest in any security issued by the Company suffers or is alleged to have suffered; (ii) any claim resulting from any act or failure to act by any person which is (or is alleged to be) beyond the scope of his or her authority, contrary to instructions or orders or contrary to his or her duties or applicable law; and
(iii) any attempt by any governmental authority or other person to impose any fine or penalty or to obtain any other recovery by reason of any actual or alleged breach of any law or other governmental requirement.

         The term "Covered Service" designates and includes: (a) service as a director or officer of the Company; (b) service by a person while he or she is an officer or director of the Company (i) as an agent or representative of the Company, (ii) in any other capacity with the Company, (iii) as a director, officer, employee, agent or representative of, or in any other capacity with, any affiliate, (iv) in any capacity with any Employee Plan (as defined therein), and (v) in any other capacity in which such person shall have been asked to serve by the Company's Board of Directors or Chief Executive Officer; (c) any services which constituted "Covered Service" under the Amended and Restated Agreement of United Partnership for ServiceMaster Limited Partnership; and (d) any other service of any kind by any person with any organization or entity of any kind (whether or not affiliated with the Company) which shall be designated in writing as Covered Service by a majority of the members of the Company's Board of Directors or by the Company's Chief Executive Officer. Service is deemed to constitute "Covered Service" if it is so designated by the terms in the preceding sentence regardless of whether it shall have been performed prior to, at, or after the time Article Eleven became part of the Company's Certificate of Incorporation. Any person is entitled to rely upon any written confirmation provided by the Company's Chief Executive Officer or by the Company's Board of Directors that service by such person in any capacity specified in such confirmation will constitute Covered Service and to rely upon the protection afforded by Article Eleven in connection with such service.

         Except to the extent the Company shall otherwise expressly agree in writing, the Company is not obligated under Article Eleven to reimburse any person for or otherwise indemnify any person against: (a) any obligation the person may have under any written contract except to the extent such obligation arises by reason of any action taken by such person to satisfy, settle or otherwise deal with any claim against which such person is entitled to indemnification from the Company under Article Eleven or otherwise; (b) any income taxes payable by reason of salary, bonus or other income or gain actually realized by such person in connection with any Covered Service; (c) any liability imposed by contract or applicable law which is founded on, arises from or is related to activities by such person (or such person's agents or affiliates) which are in competition with any business of the Company or any of its affiliates; and (d) any obligation to pay an amount up to the value personally realized by such person by stealing or by any other action which constitutes a criminal felony. Except as otherwise provided in the Restated Certificate, the Company is not obligated under Article Eleven to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

         Article Eleven provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, agreed to serve as a director or officer of the Company or is or was providing any other Covered Service, whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Company or in any other Covered Service position, shall, except as otherwise provided therein, be indemnified and hold harmless by the Company to the fullest extent authorized by Delaware law against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act, as amended from time to time, and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer of the Company or to provide any other Covered Service and shall inure to the heirs, executors and administrators of such person.

         Article Eleven provides that the Company shall reimburse any Covered Person (as defined therein) for any payment made by such person for any legal fees or other expenses reasonably incurred by such person in order to investigate, evaluate, defend against, pay in full, settle or otherwise deal with (i) any Covered Claim (as defined therein) or (ii) any development or state of facts which could give rise to a Covered Claim.

         Article Eleven also provides that any officer of the Company or any member of its Board of Directors shall have the right and power to execute on behalf of the Company any written contract with any other person providing indemnification or other protection to such other person in connection with service by such other person as a director or officer of the Company or in connection with any other Covered Service by such person, and any such contract shall be legal, valid and binding upon the Company and shall be enforceable against the Company in accordance with its terms to the maximum extent permitted by Article Eleven or by applicable law, if it shall be approved by a majority of the members of the Company's Board of Directors exclusive of the person to whom indemnification is provided by such contract. The rights of any person under any particular contract made in accordance with the provisions of the preceding sentence shall not be impaired or eliminated (i) by reason of the fact that all or any one or more of the members of the Board who approved such contracts shall be parties to contracts affording them similar protection (regardless of when those other contracts shall have been approved or signed) or shall otherwise have been provided with protection similar to that provided in the particular contract or shall be subject to the same claims against which the particular contract is intended to protect or (ii) for any other reason whatsoever. It is expressly intended that each person with whom the Company shall enter into a written contract to provide indemnification or other protection in connection with such person's service as an officer or director of the Company or in connection with other Covered Service by such person shall be entitled to rely upon (and shall conclusively be presumed to have relied upon) the rights which such contract purports to provide to such person. No separate written contract shall however be necessary in order for any person to obtain any indemnification or payment to which Article Eleven purports to entitle such person, and any Covered Person who has no separate contact of any kind with the Company shall be entitled to receive all indemnification, payments and other benefits which the provisions in Article Eleven purport to provide to such Covered Person.

         The rights to indemnification and payment provided by Article Eleven are not exclusive of any other right of any kind which any person may have or at any time acquire under or by reason of any other provision in the Restated Certificate, the Company's By-Laws, any agreement, any law or other action by any governmental authority, or otherwise.

         Article Eleven authorizes the Company to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving in any other capacity with the Company, any Employee Plan or any other organization against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the provisions of Article Eleven, under applicable law or otherwise.

         In addition, Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under
Section 145.

         All of the Company's directors and the officers are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index.

         The Registrant undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS to qualify the Plan.

Item 9.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are
                      being   made,   a   post-effective   amendment   to   this
                      Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3)
                          of the Securities Act of 1933;

                      (ii)To  reflect  in the  prospectus  any  facts or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                       (iii)To include any material  information with respect to
                            the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
                            provided,       however,       that       paragraphs
                            (a)(1)(i)and(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective  amendment  by  those  paragraphs  is
                            contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining  any liability  under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from  registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Downers Grove, State of Illinois, on October 14, 1999.
                                      THE SERVICEMASTER COMPANY, AS REGISTRANT

                                       By: /s/ VERNON T. SQUIRES
                                           ----------------------
                                       Vernon T. Squires
                                       Senior Vice President and General Counsel

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on October 14, 1999 by the following persons in the capacities indicated:

     Signature           Title

*                        Chairman, President, Chief Executive Officer and
----------------------
C. William Pollard       Director of The ServiceMaster Company


*                        Executive Vice President and Chief Financial Officer
----------------------
Steven C. Preston        of The ServiceMaster Company


*                        Vice Chairman and Director of The ServiceMaster Company
----------------------
Charles W. Stair


*                        Vice Chairman and Director of The ServiceMaster Company
----------------------
Phillip B. Rooney


*                        Director of The ServiceMaster Company
----------------------
Paul W. Berezny, Jr.


*                        Director of The ServiceMaster Company
----------------------
Henry O. Boswell


*                        Director of The ServiceMaster Company
----------------------
Carlos H. Cantu

                         Director of The ServiceMaster Company
*
----------------------
Brian Griffiths


*                        Director of The ServiceMaster Company
----------------------
Sidney E. Harris


*                        Director of The ServiceMaster Company
----------------------
Herbert P. Hess


*                        Director of The ServiceMaster Company
----------------------
Michele M. Hunt


*                        Director of The ServiceMaster Company
----------------------
Gunther H. Knoedler


*                        Director of The ServiceMaster Company
----------------------
James D. McLennan


*                        Director of The ServiceMaster Company
----------------------
Vincent C. Nelson

*                        Director of The ServiceMaster Company
----------------------
Dallen W. Peterson


*                        Director of The ServiceMaster Company
----------------------
Steven S Reinemund


*                        Director of The ServiceMaster Company
----------------------
Burton E. Sorensen


*                        Director of The ServiceMaster Company
----------------------
David K. Wessner


* The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of The ServiceMaster Company, which Powers of Attorney are herewith filed with the Securities and Exchange Commission on behalf of such officers and directors.


By:     /s/ VERNON T. SQUIRES
   --------------------------
            Vernon T. Squires
            Attorney-in-Fact


Pursuant to the requirements of the Securities Act of 1933, the administrator of the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Downers Grove, State of Illinois, on October 14, 1999.

                                              PLAN COMMITTEE
                                SERVICEMASTER PROFIT SHARING AND RETIREMENT PLAN


                                       By: /s/Eric R. Zarnikow
                                           -------------------------------------
                                              Eric R. Zarnikow
                                              Member of Committee

                                 EXHIBIT INDEX

     Exhibit                      Description of Document           Sequentially
     Number                                                        Numbered Page
       4.1 Shareholder Rights Agreement between The ServiceMaster Company and the Harris Trust and Savings Bank as adopted on December 12,1997 is incorporated by reference to Exhibit 3 to the Current Report on Form 8-K as filed by ServiceMaster Limited Partnership on December 29, 1997 (the "SMLP December 29, 1997 8-K" and to Exhibit 3 to the Current Report on Form 8-K as filed by The ServiceMaster Company on Form 8-K on February 26, 1998 (second of three 8-K reports filed on that date)(the "Company February 26, 1998 8-K, No. 2").

       4.2 The ServiceMaster Company Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, is incorporated by reference to Exhibit 4 to the SMLP December 29, 1997 8-K and to Exhibit 4 to the Company February 26, 1998 8-K, No. 2.

       4.3 Indenture dated as of August 15, 1997 among The ServiceMaster Company (as successor to ServiceMaster Limited Partnership and The ServiceMaster Company Limited Partnership) and the Harris Trust and Savings Bank as trustee is incorporated by reference to Exhibit 4.1 to Registration Statement on Form
                   S-3 of the ServiceMaster Limited Partnership and ServiceMaster Incorporated of Delaware filed with the Securities and Exchange Commission on July 28, 1997 (the "July 28, 1997 Registration Statement").

       4.4 First Supplemental Indenture dated as of August 15, 1997 among The ServiceMaster Company (as successor to ServiceMaster Limited Partnership and The ServiceMaster Company Limited Partnership) and the Harris Trust and Savings Bank as trustee, is incorporated by reference to Exhibit 4.4 to the Report on Form 10-K as filed by ServiceMaster on May 15, 1998 (the "1998 10-K").

       4.5 Second Supplemental Indenture dated as of January 1, 1998 among The ServiceMaster Company (as successor to ServiceMaster Limited Partnership and The ServiceMaster Company Limited Partnership) and the Harris Trust and Savings Bank as trustee is incorporated by reference to Exhibit 2 to the Current Report on Form 8-K as filed by The ServiceMaster Company on Form 8-K on February 26, 1998 (first of three 8-K reports filed on that date).

       4.6 Third Supplemental Indenture dated as of March 2, 1998 among The ServiceMaster Company and the Harris Trust and Savings Bank as trustee is incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K as filed by The ServiceMaster Company on February 27, 1998 (the "Company February 27, 1998 8-K").

       4.7 Fourth Supplemental Indenture dated as of August 10, 1999 by and between The ServiceMaster Company and Harris Trust and Savings Bank as trustee is incorporated by reference to
                   Exhibit 3 to the Current Report on Form 8-K as filed by The ServiceMaster Company on August 16, 1999 (the "Company August 16, 1999 8-K").

       4.8 Form of 6.95% Note due August 14, 2007 is incorporated by reference to Exhibit 4.1 to the July 28, 1997 Registration Statement.

       4.9 Form of 7.45% Note due August 14, 2027 is incorporated by reference to Exhibit 4.2 to the July 28, 1997 Registration Statement.

      4.10 Form of 7.10% Note due March 1, 2018 is incorporated by reference to Exhibit 4.1 to the Company February 27, 1998 8-K.

      4.11 Form of 7.25% Note due March 1, 2038 is incorporated by reference to Exhibit 4.2 to the Company February 27, 1998 8-K.

      4.12         Form of  $200,000,000  7.875% Global Note due August 15, 2009
                   is incorporated by reference to Exhibit 4 to the Company August 16, 1999 8-K.

      4.13         Form of $50,000,000 7.875% Global Note due August 15, 2009 is
                   incorporated by reference to Exhibit 5 to the Company August 16, 1999 8-K.

        5          Opinion of General Counsel of the Registrant.

      23.1         Consent of  General  Counsel  of  the Registrant (included in
                   Exhibit 5).

      23.2         Consent of Arthur Andersen LLP.

       24          Power of Attorney.

      99.1         ServiceMaster Profit Sharing and Retirement Plan.

      99.2         ServiceMaster  Press  Release  on  the  verdict  in Martin v.
                   ServiceMaster rendered on September 13, 1999.

      99.3 Seyfarth, Shaw, Fairweather & Geraldson Press Release on the verdict in Martin v. ServiceMaster rendered on September 13, 1999.

                                                                       EXHIBIT 5

                    Opinion of General Counsel of Registrant
                    ----------------------------------------


                                October 14, 1999

The ServiceMaster Company
One ServiceMaster Way
Downers Grove, Illinois 60515-1700

              Re:  The ServiceMaster Company S-8 Registration Statement

         I am providing this letter in my capacity as Senior Vice President and General Counsel of The ServiceMaster Company, a Delaware corporation ("ServiceMaster"), in connection with the filing by ServiceMaster of a
Registration Statement on Form S-8 under the Securities Act of 1933 with the Securities and Exchange Commission covering the offering of up to 1,500,000 shares of ServiceMaster common stock, $0.01 par value per share (the "Shares"), pursuant to the ServiceMaster Profit Sharing and Retirement Plan (the "Plan").

         For purposes of this letter I have examined such documents, records, certificates, memoranda and other instruments deemed necessary as a basis for this opinion.

         Based upon and subject to the foregoing qualifications, assumptions and limitations and the other qualifications and limitations set forth below, I hereby advise you that in my opinion the Shares are duly authorized and, when
(i) the Registration Statement related to the Shares becomes effective under the Act, (ii) the Shares have been duly issued in accordance with the terms of the Plan upon receipt of the consideration to be paid therefor and (iii) the certificates representing the Shares comply as to form with the bylaws of ServiceMaster and the Delaware General Corporation Law and bear all necessary signatures and authentications, the Shares will be validly issued, fully paid and nonassessable.

         All of my opinions assume that the Registration Statement related to the Shares will become effective under the Securities Act before any Shares covered by such Registration Statement are sold. I have also made other assumptions which I believe to be appropriate for purposes of this letter.

         My advice on every legal issue addressed in this letter is based exclusively on the internal law of Illinois, the Delaware General Corporation Law or the federal law of the United States. This letter does not cover any law which in my experience would generally not be considered by lawyers in Illinois for purposes of the opinions contained in this letter. Without limiting by implication the generality of the preceding sentence, this opinion does not cover the securities laws of the State of Illinois or any other jurisdiction.

         I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement related to the Shares and to the reference in each prospectus related to such Registration Statement to my having issued the opinions expressed herein.


                                       Very truly yours,

                                       /s/ Vernon T. Squires
                                       ---------------------------
                                       Vernon T. Squires
                                       Senior Vice President and General Counsel
                                       The ServiceMaster Company

                                                                    EXHIBIT 23.2

                    Consent of Independent Public Accountants
                    -----------------------------------------

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 25, 1999 included (or incorporated by reference) in The ServiceMaster Company's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
-----------------------
ARTHUR ANDERSEN LLP


Chicago, Illinois
October 14, 1999

                                                                      EXHIBIT 24

                                           Power of Attorney Dated July 22, 1999



                                Power of Attorney
                                -----------------

         I hereby appoint each of Vernon T. Squires or Steven C. Preston or Eric
R. Zarnikow or any other person occupying the office of General Counsel, Chief Financial Officer, Treasurer with The ServiceMaster Company ("ServiceMaster") at the time any action hereby authorized shall be taken to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with ServiceMaster (including but not limited to the position of director or any officership position) all or any one or more of the registration statements prepared under the Securities Act of 1933 identified in this Power of Attorney and any pre-effective or post-effective amendment to any such registration statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with any of the registration statements identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of any such registration statement.

         This Power of Attorney applies to the following registration statements which may be filed by ServiceMaster under the Securities Act of 1933: (i) a registration statement on Form S-8 which registers common stock to be issued pursuant to the ServiceMaster Profit Sharing and Retirement Plan.

         This instrument shall remain in effect until and unless I shall give written notice to ServiceMaster's President and Chief Executive Officer or ServiceMaster's General Counsel or ServiceMaster's Chief Financial Officer of my election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such delivery of such revocation.

         This instrument shall be governed by the law of the State of Illinois.


Dated:  July 22, 1999.




                                               /s/ C. William Pollard
                                               ------------------------
                                               C. William Pollard


                                               /s/ Carlos H. Cantu
                                               ------------------------
                                               Carlos H. Cantu


                                               /s/ Phillip B. Rooney
                                               ------------------------
                                               Phillip B. Rooney


                                               /s/ Charles W. Stair
                                               -------------------------
                                               Charles W. Stair


                                               /s/ Paul W. Berezny, Jr.
                                               -------------------------
                                               Paul W. Berezny, Jr.


                                               /s/ Henry O. Boswell
                                               -------------------------
                                               Henry O. Boswell

                                               /s/ Brian Griffiths
                                               -------------------------
                                               Brian Griffiths


                                               /s/ Sidney E. Harris
                                               -------------------------
                                               Sidney E. Harris


                                               /s/ Herbert P. Hess
                                               -------------------------
                                               Herbert P. Hess


                                               /s/ Michelle M. Hunt
                                               -------------------------
                                               Michelle M. Hunt


                                               /s/ Gunther H. Knoedler
                                               --------------------------
                                               Gunther H. Knoedler


                                               /s/ James D. McLennan
                                               -------------------------
                                               James D. McLennan


                                               /s/  Vincent C. Nelson
                                               -------------------------
                                               Vincent C. Nelson


                                               /s/ Dallen W. Peterson
                                               -------------------------
                                               Dallen W. Peterson


                                               /s/ Steven S Reinemund
                                               -------------------------
                                               Steven S. Reinemund


                                               /s/ Burton E. Sorensen
                                               -------------------------
                                               Burton E. Sorensen


                                               /s/ David K. Wessner
                                               -------------------------
                                               David K. Wessner

                                  SERVICEMASTER
                       PROFIT SHARING AND RETIREMENT PLAN
           (As Amended and Restated Effective As Of October 1, 1999)






















                                Kirkland & Ellis

                                     Chicago

                                   CERTIFICATE

                  I, Sandra L. Groman, Secretary of The ServiceMaster Company, hereby certify that the attached document is a correct copy of the ServiceMaster Profit Sharing and Retirement Plan, as in effect on October 1, 1999.
                  Dated this 14th day of October, 1999.


                         By /s/ Sandra L.Groman
                           -----------------------------
                              Secretary as Aforesaid

                                (Corporate Seal)

                                  SERVICEMASTER
                       PROFIT SHARING AND RETIREMENT PLAN

                        (Effective As of October 1, 1999)


                                Table of Contents
                                -----------------

                                                                            PAGE
                                                                            ----

ARTICLE 1 - Introduction                                                       1
         1.1      Purpose of the Plan, Effective Date                          1
         1.2      Plan Administrator, Plan Year                                1
         1.3      The Trust                                                    1
         1.4      The Employers                                                2
         1.5      Supplements                                                  3
         1.6      Plan Benefits For Participants Who Terminated
                  Employment Prior to the Effective Date With Respect
                  to Such Participants                                         3

ARTICLE 2 - Plan Participation                                                 3
         2.1      Eligibility                                                  3
         2.2      Years of Service                                             4
         2.3      Hours of Service                                             6
         2.4      Leave of Absence                                             6
         2.5      Cessation of Active Participation                            7
         2.6      Resumption of Active Participation                           7
         2.7      Notice of Participation                                      8
         2.8      Military Service                                             8
         2.9      U.S. Foreign Service Employees                               8

ARTICLE 3 - Participant Contributions                                          9
         3.1      Participant Elective Contributions                           9
         3.2      Form of Participant Contributions                           10
         3.3      Modification, Discontinuance and Resumption of
                  Elective Contributions                                      10
         3.4      Compensation                                                10
         3.5      Rollover Contributions                                      11
         3.6      Transferred Benefits                                        12
         3.7      Restricted Participation with Respect to Rollover
                  Contributions and Transferred Benefits                      13

ARTICLE 4 - Employers' Contributions                                          14
         4.1      Employers' Contributions                                    14
         4.2      Payment of Employers' Contributions                         15
         4.3      Allocation of Employer Contributions                        15
         4.4      Verification of Employers' Contributions                    16

ARTICLE 5 - Plan Accounting and Investment Funds                              17
         5.1      Participant Account Balances                                17
         5.2      Accounting Dates                                            18
         5.3      Date of Crediting Contributions and Allocation of
                  Forfeitures                                                 18
         5.4      Investment of Account Balances                              19
         5.5      Investment Funds                                            20
         5.6      Investment Elections                                        20
         5.7      Manner of Making Investment Elections                       21
         5.8      Investment Risks                                            21
         5.9      Plan Expenses                                               22
         5.10     Adjustment of Participants' Accounts                        22
         5.11     Statement of Accounts                                       23

ARTICLE 6 - Distribution of Account Balances                                  24
         6.1      Retirement, Death or Disability                             24
         6.2      Resignation or Dismissal                                    24
         6.3      Forfeitures                                                 25
         6.4      Method of Benefit Payment                                   25
         6.5      Selection of Time and Manner of Benefit Payment             26
         6.6      Designated Beneficiaries                                    28
         6.7      Payment to Substitute Beneficiaries                         28
         6.8      Payment With Respect to Incapacitated Participants or
                  Beneficiaries                                               30
         6.9      Final Court Orders                                          30
         6.10     Direct Rollover of Distributions                            30

ARTICLE 7 - Withdrawals and Loans During Employment                           32
         7.2      Age 59 1/2 Withdrawals                                      32
         7.3      After-Tax Withdrawals                                       32
         7.4      Hardship Withdrawals                                        32
         7.5      Loans to Participants                                       34
         7.6      No Representation Regarding Tax Effect of
                  Withdrawals or Loans                                        36

ARTICLE 8 - Reemployment                                                      36
         8.1      Rehired Employee or Participant                             36
         8.2      Reinstatement of Forfeitures                                37

ARTICLE 9 - Limitations                                                       38
         9.1      Contribution Limitations                                    38
         9.2      Participant Covered by Defined Contribution Plan            39
         9.3      Participant Covered by Defined Contribution Plan
                  and Defined Benefit Plan                                    41
         9.4      Distribution of Excess Deferrals                            42
         9.5      Highly Compensated Employee                                 43
         9.6      Limitations on Elective Contributions                       43
         9.7      Limitation on Employee and Matching Contributions           47
         9.8      Multiple Use Limitation                                     52

ARTICLE 10 - Plan Administrator                                               53
         10.1     Plan Administrator's Duties                                 53
         10.2     Action by Plan Administrator                                54
         10.3     Information Required for Plan Administration                55
         10.4     Decision of Plan Administrator Final                        55
         10.5     Review of Benefit Determinations                            56
         10.6     Uniform Rules                                               56
         10.7     Plan Administrator's Expenses                               56
         10.8     Interested Plan Administrator                               57
         10.9     Resignation or Removal of Plan Administrative
                  Committee Members                                           57
         10.10    Indemnification                                             57

ARTICLE 11 - Relating to the Employers                                        58
         11.1     Action by Employers                                         58
         11.2     Additional Employers                                        58
         11.3     Restrictions on Reversions                                  58

ARTICLE 12 - Amendment, Termination or Plan Merger                            59
         12.1     Amendment                                                   59
         12.2     Termination                                                 60
         12.3     Plan Merger                                                 61
         12.4     Continuation by a Successor or Purchaser                    61
         12.5     Notice to Participants of Amendments, Terminations
                  or Plan Mergers                                             61
         12.6     Vesting and Distribution on Termination                     61

ARTICLE 13 - General Provisions                                               62
         13.1     Examination of Plan Documents                               62
         13.2     Notices                                                     62
         13.3     Nonalienation of Plan Benefits                              62
         13.4     No Employment Guarantee                                     62
         13.5     Participant Litigation                                      63
         13.6     Successors                                                  64
         13.7     Adequacy of Evidence                                        64
         13.8     Gender and Number                                           64
         13.9     Waiver of Notice                                            64
         13.10    Applicable Law                                              64
         13.11    Severability                                                64
         13.12    Fiduciary Responsibilities                                  64

ARTICLE 14 - Top-Heavy Plan Rules                                             65
         14.1     Key Employees                                               65
         14.2     Top-Heavy Plan                                              66
         14.3     Aggregation Groups                                          67
         14.4     Minimum Contributions and Benefits                          68

Exhibit A                                                                     69

Supplement 1                                                                  70

                                  SERVICEMASTER
                       PROFIT SHARING AND RETIREMENT PLAN

            (As Amended and Restated Effective As Of October 1, 1999)


                                    ARTICLE 1
                                  Introduction
                  1.1 Purpose of the Plan, Effective Date. The ServiceMaster Profit Sharing and Retirement Plan (the "plan") constitutes an amendment, restatement, continuation and merger of the plans set forth on Appendix A (the "prior plans"), effective with respect to each of the prior plans as of the effective date. The "effective date" shall be October 1, 1999. The plan is maintained by The ServiceMaster Company (the "company") to enable eligible employees of the company and eligible employees of any subsidiary or related entity which is not excluded from participation by the company to accumulate funds and, thereby, assist such employees in providing for their future security, as set forth herein and in the trust agreement adopted as a part hereof. The plan is intended to comply with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and
Sections 401 and 501 of the Internal Revenue Code of 1986, as amended (the "Code").
                  1.2 Plan Administrator, Plan Year. The plan is administered by a plan committee (the "plan administrator") whose members shall be appointed by the company. Article 10 describes certain powers, duties and responsibilities of the plan administrator with respect to the administration of the plan. The plan is administered on the basis of a plan year which begins each year on January 1 and ends on the next following December 31 (the "plan year").

                  1.3      The Trust.  The  assets  of  the  plan  are  held and
invested by one or more trustees (the "trustee") acting and appointed for such purpose by the company in accordance with one or more trust agreements (the "trust") which implement and form a part of the plan. Reference to the trust fund shall include all assets held by the trustee or any investment managers or insurance institutions in accordance with the terms of the trust and this plan. The trust fund from time to time shall consist of one or more funds established through one or more trust agreements or through a combination of insurance contracts and trust agreements, as determined by the company under the trust or trusts implementing the plan. Such funds shall be maintained for the purpose of receiving and holding contributions to the plan and the interest and other income thereon and paying benefits provided under the plan. The company shall determine the form and terms of each insurance contract and trust agreement and from time to time may direct the transfer of amounts held in any such fund to any such other fund in accordance with the provisions of the applicable trust agreements or insurance contracts. Subject to applicable law, benefits provided through any insurance contract will be paid in accordance with its terms and conditions.

                  1.4 The  Employers.  The plan is extended  to all subsidiaries of the company that have not been excluded from participation by the documents governing acquisition of the subsidiary or otherwise by the company. The company and its related entities whose employees are covered under the plan are referred to herein collectively as the "employers" and individually as an "employer." The term "ServiceMaster Companies" includes the employers and all excluded subsidiaries and related entities (and each such corporation is sometimes referred to herein individually as a "ServiceMaster Company"). Any business entity which is not an employer under the plan, but is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof) or a member of a trade or business under common control (within the meaning of
Section 414(c) of the Code) which contains an employer under the plan or a member of an affiliated service group (as defined in Section 414(m) of the Code) which contains an employer under the plan shall, for purposes of the plan, be considered as a subsidiary or related entity that has not adopted the plan.
                  1.5  Supplements.   From  time  to  time  supplements  may  by
amendment be attached to and form a part of this plan and shall be given the same effect that such provision would have if it was incorporated within the basic text of the plan. Such supplements may modify or supplement the provisions of the plan as they apply to particular groups of employees or groups of participants, shall specify the persons affected by such supplements and shall supersede the other provisions of the plan to the extent necessary to eliminate inconsistencies between the plan provisions and the provisions of such supplements.
                  1.6 Plan Benefits For Participants  Who Terminated  Employment
Prior to the Effective Date With Respect to Such Participants. To the extent permitted by law, the benefits provided hereunder with respect to any participant who retired or whose employment terminated prior to the effective date applicable to such participant, will, except as otherwise specifically provided herein, be governed in all respects by the terms of the prior plan as in effect on the date of the participant's retirement or other termination of employment.

                                    ARTICLE 2
                               Plan Participation

                  2.1 Eligibility. Each employee of an employer who was a participant in a prior plan immediately prior to the effective date will become a participant in the plan on such effective date in accordance with the terms of the plan until such employee's participation ceases in accordance with the terms of the plan. Each other employee of an employer will become a participant in the plan as of the later of the effective date, or on the entry date coincident with or next following the date he meets the following requirements (for this purpose, the first day of each calendar month or such other period as the plan administrator establishes is an "entry date"):
                           (a)      He is a covered employee;

                           (b)      He has attained age eighteen years; and

                           (c) He has completed one year of service (as defined in section 2.2); and

                           (d) He has made an election to participate in the plan by submitting enrollment forms to the plan administrator or completing enrollment via a telephonic voice response system or through such other administrative procedures required by the plan administrator.

                  For purposes of this plan, a "covered employee" shall mean any employee of an employer excluding (i) any employee who is included in the unit of employees covered by a negotiated collective bargaining agreement which does not as of the effective date provide for participation in the plan, (ii) any non-resident alien (within the meaning of Section 7701(b)(1)(B) of the Code), who receives no earned income from his employer which constitutes income from sources within the United States, (iii) any leased employee (as defined in
Section 414(n) of the Code), and (iv) any employee who is or can become eligible to participate in another tax-qualified defined contribution plan maintained by a ServiceMaster Company. "Employee" shall mean a person who is receiving remuneration for personal services rendered as a common law employee of an employer (or who would be receiving such remuneration except for an authorized leave of absence).
                  2.2 Years of Service. A participant will be granted  "years of service" equal to his period of employment (in full and fractional years) by the ServiceMaster Companies commencing with his employment commencement date and ending with the employee's severance from service date.
                           (a)  An  employee's  "employment  commencement  date"
                  shall be the  date  the  employee  first  performs  an hour of service  (as  defined  in  section  2.3)  for a  ServiceMaster
                  Company  or  a  "designated   predecessor  employer"  and  his
                  "severance from service date" shall be the earlier of the date
                  his  employment  with  all  of  the  ServiceMaster   Companies
                  terminates on account of resignation, retirement, discharge or death or the  first  anniversary  of the first day of a period during  which the  employee  is absent from  service  with the
                  ServiceMaster  Companies  (with or without pay) for any reason other than resignation,  retirement, discharge, death or leave of absence on account of  military  service (as  described  in section  2.4(a))  provided  the  employee  returns  to service within the period  provided by  applicable  law. A "designated
                  predecessor   employer"  is  a   predecessor   employer  of  a
                  participant, the assets or stock of which have been acquired by the company in the transaction that resulted in such participant becoming an employee of an employer.

                           (b) If an employee terminates his employment with the
                  ServiceMaster Companies and is later rehired by the ServiceMaster Companies within one year of his termination of employment (or earlier absence from service for reasons other than a termination) he shall not be considered to have incurred such prior termination of employment for purposes of determining his years of service under this section 2.2.

                           (c) Solely for  purposes  of  determining  whether an
                  employee  has  incurred a  break-in-service  for  purposes  of section 6.3 and 8.1, the severance from service date of an employee who is on a maternity or paternity leave of absence (as described in section 2.4(b)) shall be the earlier of the date his employment terminates on account of resignation, retirement, discharge or death or the second anniversary of the first day of his absence.

                           (d) A  participant's  service  shall not be less than
                  his service determined as of the effective date with respect to such participant and service performed under a prior plan shall be determined in accordance with the provisions of such prior plan on the day prior to the date an employee becomes a covered employee hereunder.

                  2.3      Hours of Service.

                           (a) Each hour for which an  employee  is  directly or
                  indirectly compensated or entitled to be compensated for his performance of duties for any ServiceMaster Company as an employee (with each overtime hour being taken into account as if it were a normal work hour);

                           (b) Each hour for which an  employee  is  directly or
                  indirectly compensated or entitled to be compensated by a ServiceMaster Company with respect to a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacitation (including disability), layoff, military duty or leave of absence (as defined in section 2.4); and

                           (c) Each other  hour  required  by federal  law to be
                  counted as an "hour of service," including each such hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a ServiceMaster Company.

                  2.4 Leave of Absence. A "leave of absence" as used in the plan means:
                           (a) A leave of absence  required by law or granted by
                  a ServiceMaster Company on account of service in military or governmental branches described in any applicable statute granting reemployment rights to employees who enter such branches, or any other military or governmental branch designated by an employer;

                           (b) A leave of absence for any period the employee is
                  absent from work by reason of the employee's pregnancy, the birth of the child of the employee, the placement of a child with the employee in connection with the adoption of the child by the employee or the caring for the child for a period beginning immediately after such birth or placement; and

                           (c) Any other absence from active  employment with an
                  employer that is approved by such employer and not treated by it as a termination of employment.

Leaves of absence granted by an employer will be governed by rules uniformly applied to all employees of that employer similarly situated.
                  2.5 Cessation of Active Participation. Once a covered employee of an employer has become an active participant in the plan in accordance with section 2.1 above, such employee shall remain a participant in the plan until the date that the participant's entire account balances under the plan have been distributed to him or on his behalf in accordance with the plan. During a period of employment with an employer while a participant is a covered employee, a participant shall be considered for all purposes of the plan to be an "active participant." During all other periods of participation a participant shall be considered an "inactive participant." Only those participants who are active participants with respect to a pay period are entitled to share in employer contributions made with respect to that pay period. Beneficiaries of deceased participants will be treated as inactive participants for purposes of the plan (provided that such beneficiaries may not designate additional beneficiaries in accordance with section 6.6 and, accordingly, any unpaid benefits remaining upon the death of a designated beneficiary of a deceased participant shall be distributed in accordance with the provisions of section 6.7).
                  2.6 Resumption of Active Participation. Any employee of an employer who was previously an active participant in the plan who ceases to be a covered employee and who again becomes a covered employee will be eligible to elect to again become an active participant effective as soon as practicable after the date he completes and files a written election with the plan administrator (or completes such other procedures required by the plan administrator). Any employee of an employer who was previously an active participant in the plan but who elected to discontinue making salary reduction contributions in accordance with section 3.3, may elect to again become an active participant as of the first day of each calendar month (or such other period as the plan administrator establishes), by properly making an election as described in section 2.1. Any employee of an employer who was previously an active participant in the plan but who is precluded from making salary reduction contributions in accordance with section 7.2 may elect to again become an active participant as of the first day of the calendar month (or such other period as the plan administrator establishes) following the date that such employee is no longer so precluded from making salary reduction contributions, by properly making an election as described in section 2.1.
                  2.7 Notice of Participation. Each employee will be notified of the date he becomes a plan participant and each participant and other person receiving benefits under the plan will be furnished with a copy of a summary plan description.
                  2.8 Military Service. Notwithstanding any provision of the plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Loan repayments will be suspended under this plan as permitted under
Section 414(u)(4) of the Code.
                  2.9 U.S. Foreign Service Employees. It is intended that a U.S. foreign service employee (as defined below) may become or continue to be eligible to participate in the plan to the same extent as if the employee were employed by an employer. A "U.S. foreign service employee" means a person (i) who is a citizen of the United States, (ii) who is employed by a subsidiary incorporated outside the United States that qualifies as a "foreign subsidiary," as defined in Section 406 of the Internal Revenue Code, and as to which an employer has entered into an agreement under Section 3121(l) of the Internal Revenue Code, and (iii) for whom contributions under a funded plan of deferred compensation (whether or not a plan described in Section 401(a), 403(a) or 405(a) of the Internal Revenue Code) are not provided by any other person with respect to remuneration paid to such individual by that subsidiary.

                                    ARTICLE 3
                            Participant Contributions
                  3.1 Participant Elective Contributions. Subject to the conditions and limitations of this Article 3 and Article 9, for each plan year each active participant may elect to reduce his compensation from his employer by an amount of up to 15 percent, in whole multiples of one percent, of his compensation for such plan year, and his employer shall, in accordance with section 4.1(b), contribute the amount of such reduction to the plan on his behalf as an "elective contribution." The plan administrator, in its discretion, may at any time and from time to time limit the maximum amount of elective contributions which may be made by employees and officers who are highly compensated employees. Notwithstanding any provision contained herein to the contrary, a participant's elective contributions in any calendar year to this plan and to any other plan maintained by a ServiceMaster Company in which such participant participates may not exceed $10,000 (or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or the Secretary's delegate or by law). The elective contributions made on behalf of a participant and the earnings thereon shall be fully vested and nonforfeitable at all times. Each participant shall elect his rate of elective contributions pursuant to administrative procedures required by the plan administrator. Completion of such administrative procedures shall evidence the participant's authorization to reduce his compensation and his agreement (until subsequently modified by such participant as permitted by section 3.3 or until he shall cease to be an active participant) to have elective contributions made on his behalf at his chosen rate. Any changes in a participant's compensation will result in an automatic adjustment in the amount (but not the percentage) of his compensation on a pre-tax basis which is contributed to the plan.

                  3.2 Form of Participant Contributions. All participant elective contributions shall be made by payroll deduction (or periodically corresponding to payroll deduction) or by any other method approved by the plan administrator. The plan administrator may adopt appropriate regulations, procedures or forms pertaining to participant contributions. Elective contributions shall be paid to the trust fund at such times as may be necessary or appropriate for the proper administration of the plan and in accordance with applicable law, but no later than the fifteenth business day of the month following the month in which such amount would otherwise have been payable to the participant in cash.
                  3.3 Modification, Discontinuance and Resumption of Elective Contributions. A participant may elect to increase, reduce or resume his rate of elective contributions (within the limits specified in section 3.1) that are made by payroll deduction effective as of the first day of any calendar month (or such other period as the plan administrator establishes). A participant may elect to discontinue making all such contributions effective as of any regularly scheduled payday of his employer. Such elections shall be made by filing an election form with the plan administrator (or by completing such other administrative procedures prescribed by the plan administrator) on a timely basis prior to the date such election is to be effective.
                  3.4 Compensation. Subject to the exclusions set forth below, a participant's "compensation" means such participant's earnings for services rendered to the employers as an employee for the plan year, including bonuses, commissions and overtime, but excluding:

                          (a) Any amounts contributed by the employer for the participant's benefit to this plan or any other profit sharing, pension, stock bonus or other retirement or benefit plan maintained by the employer; provided, however, that any salary reduction amounts elected by the participant and credited on such participant's behalf to a cafeteria plan (as defined in Section 125(c) of the Code) or a qualified cash and deferred arrangement (as defined in Section 401(k)(2) of the Code) shall be included in such participant's compensation;

                           (b) Any reimbursements for medical or dental expenses, travel expenses, automobile allowances, relocation allowances, educational assistance allowances and awards or other special allowances;

                           (c)  Any  income  realized  for  federal  income  tax
                  purposes as a result of (i) group life insurance, (ii) the personal use of an employer-owned automobile, (iii) the grant or exercise of an option or options to acquire shares of any ServiceMaster Company, the receipt of a cash appreciation payment related to shares of any ServiceMaster Company (whether or not related to or in lieu of the exercise of such an option or options), the disposition of shares acquired on exercise of such an option, or (iv) the transfer of restricted shares or restricted property of a ServiceMaster Company, or the removal of any such restrictions;

                           (d) Any  compensation  received  while  on a leave of
                  absence from active work (other than short term disability pay) and any severance pay that does not constitute payment for services rendered to the employers as an employee for the plan year;

                           (e) Any compensation paid or payable to the participant, or to any governmental body or agency on account of the participant, under the terms of any state, federal or foreign law requiring the payment of such compensation because of the participant's voluntary or involuntary termination of employment with any ServiceMaster Company;

                           (f) Any compensation paid or payable to the participant which is in excess of the maximum compensation that may be considered under a plan pursuant to Section 401(a)(17) of the Code (or such other amount as may be determined from time to time by the Secretary of the Treasury or his delegate or by law).

                  3.5 Rollover Contributions. The plan administrator may, in accordance with Section 402(c) of the Code, permit any employee of an employer to make a qualifying rollover contribution to the plan. For distributions received by the employee on and after January 1, 1993, a "qualifying rollover contribution" means the contribution to the plan by an employee of a portion or all of an eligible rollover distribution (as defined in Section 402(f)(2)(A) of the Code or as referred to in Section 401(a)(31)(c) of the Code). (With respect to distributions received prior to January 1, 1993, a qualifying rollover distribution means the contribution to the plan by an employee of a portion or all of a qualifying total distribution (as defined prior to January 1, 1993 in
Section 401(a)(5)(E)(i) of the Code) or a rollover contribution (as defined prior to January 1, 1993 in Section 408(d)(7) of the Code)). A qualifying rollover contribution to be made by an employee must be made to the trust fund, in care of the plan administrator, by not later than the sixtieth day following the day upon which the employee received the distribution with respect to which the qualifying rollover contribution is to be made. The plan administrator shall refuse to permit the contribution to the plan of property other than money (and shall require instead that the property be sold and the proceeds contributed). A participant's qualifying rollover contribution shall be credited to the participant's rollover account (as defined in subsection 5.1(c)) as of the accounting date that is coincident with or next following the date the contribution is made. If a participant fails to make a timely election with respect to the investment of all or a portion of his qualifying rollover distribution, the portion over which the participant has not directed the investment shall be invested in such manner as may be directed by the plan administrator.
                  3.6      Transferred Benefits.  If an employee of an
employer had previously participated in any other qualified
pension, profit sharing, stock bonus or other retirement or employee benefit plan and such other plan permits the transfer to this plan of the vested portion of such employee's benefits under such other plan and, if so directed by the plan administrator in its discretion, the trustee shall accept a transfer of cash to this plan equal to the benefits of such employee under such other plan which are being transferred to this plan (and such employee shall thereby become a participant if such employee was not already a participant). A participant shall be fully vested in all such transferred benefits. No amounts shall be transferred to this plan from any other plan if the accrued benefit payable to the employee under such other plan must be provided in the form of a qualified joint and survivor annuity or if a qualified preretirement survivor annuity must be provided to the surviving spouse of such employee with respect to such accrued benefit unless a supplement is adopted for the purpose of accounting for and preserving the optional forms of payment that are applicable to such transferred amount. The portion of a participant's transferred benefits attributable to such employee's nondeductible contributions under such other plan shall be credited to a special account established in the name of such employee and entitled "participant contribution account" and the remaining portion of such employee's transferred benefits shall be credited to such employee's rollover account (or any other applicable account as designated by the plan administrator) as of the accounting date that is coincident with or next following the date the transfer is made.
                  3.7 Restricted Participation with Respect to Rollover Contributions and Transferred Benefits. For purposes of the plan, a participant with respect to whom a qualifying rollover contribution or a transfer of benefits is made in accordance with section 3.5 or 3.6, respectively, shall not be eligible to make elective contributions or have employer contributions made on his behalf before becoming a participant for all purposes of the plan in accordance with section 2.1 and shall not be eligible to share in the allocation of employer contributions before satisfying the eligibility requirements of section 2.1.

                                    ARTICLE 4
                            Employers' Contributions
                  4.1 Employers' Contributions. Subject to the conditions and limitations of this Article 4 and Article 9, for each plan year each employer will make contributions under the plan for each participant employed by it during that plan year in an amount equal to the sum of the following:
                           (a) Employer Matching Contributions. A matching contribution on behalf of each participant who is employed by an employer on the last day of the plan year (including employees who are on an unpaid leave of absence from such employer on such date and each participant who ceased employment with the employer during the plan year on account of death, disability, early retirement, normal retirement or transferred to another ServiceMaster Company), and who has elected to contribute at least 1 percent of such participant's compensation for such plan year to the plan pursuant to section 3.1 in the amount, if any, which the company determines by resolution of its board of directors to contribute to the plan as a matching contribution for such plan year. Any such resolution shall specify the amount of the contribution or a definite basis or formula by which the contribution can be determined within a reasonable time after the end of the applicable plan year with respect to each group of employees entitled to receive matching contributions. Such contribution shall be allocated to participants' accounts as of the last day of the plan year for which such contributions are made in accordance with section 4.3. For purposes of the plan, "early retirement" shall mean a participant's retirement from employment with all employers on or after attaining age 55 but prior to attaining age 65 and after completing 10 years of service. For purposes of the plan, "normal retirement" shall mean a participant's retirement from employment with all employers on or after attaining age 65.

                           (b) Elective Contributions. 100 percent of the elective contributions (as defined in section 3.1) elected by the participant for that plan year.

                           (c) Supplemental Employer Contributions. That additional amount, if any, which the company determines by resolution of its board of directors to contribute to the plan. Any such resolution shall specify the amount of the contribution or a definite basis or formula by which the contribution can be determined with respect to each employer within a reasonable time after the end of that plan year. Such contribution shall be allocated to participants' accounts as of the last day of the benefit computation period (as defined in section 4.3) for which such contributions are made in accordance with section 4.3. Each employer will reimburse the company each plan year for the portion of the supplemental employer contribution made by the company which is allocable to participants employed by such employer no later than the time for filing the employer's federal income tax return for such taxable year. Such supplemental employer contribution shall be made solely at the discretion of the company.

                  4.2 Payment of Employers' Contributions. The employer's contribution under the plan to be made in accordance with sections 4.1(a) and 4.1(c) above for any plan year shall be paid to the trust (as described in section 1.3) implementing the plan, without interest, no later than the time for filing the employer's federal income tax return (including any extensions) for the taxable year in which such plan year ends and may be paid in the form of cash or, in the form of qualifying employer securities, property or such other form as the company may in its discretion elect. Elective contributions under the plan to be made in accordance with section 4.1(b) for any pay period shall be paid to the trust fund at such times as may be necessary or appropriate for the proper administration of the plan and in accordance with applicable law, but no later than the fifteenth business day of the month following the month in which such amount would otherwise have been payable to the participant in cash.

                  4.3 Allocation of Employer  Contributions.  Employer  matching contributions and supplemental employer contributions shall be allocated, respectively, to the employer matching contribution account and supplemental employer contributions account of each participant who is employed by an employer as of the last day of the plan year (including those employees who are on an authorized leave of absence from such employer on such date), and each participant who ceased employment with the employer during the plan year on account of death, disability, early retirement (as defined in Section 4.1(a)), normal retirement (as defined in Section 4.1(a)) or transfer to another
ServiceMaster Company. Employer matching contributions made on behalf of a participant shall be allocated in proportion to such participant's elective contributions for the plan year; provided, that no matching contributions shall be allocated with respect to a participant's elective contributions that exceed 4% of his compensation. Unless otherwise provided by resolution of the company and subject to the limitations of this Article and Article 9, supplemental employer contributions made for the benefit of participants employed by each employer shall be allocated to each participant who is employed by an employer on the last day of the plan year (including each employee who is on an authorized leave of absence from such employer on such date and each participant who ceased employment with the employer during the plan year on account of death, disability, early retirement (as defined in Section 4.1(a)), normal retirement (as defined in Section 4.1(a)) or transferred to another ServiceMaster Company in the ratio which each participant's compensation for the plan year bears to the aggregate of the compensation for all plan participants eligible to share in that employer's supplemental contribution for the plan year.
                  4.4      Verification of Employers' Contributions.  The
certificate of an independent accountant selected by the company as to the correctness of any amounts or calculations relating to the employers' contributions under the plan for any plan year shall be conclusive on all persons.

                                    ARTICLE 5
                      Plan Accounting and Investment Funds
                  5.1 Participant Account Balances. The plan administrator will establish and maintain the following separate accounts with respect to plan participants:
                           (a) Employer Matching Contribution Account. An "employer matching contribution account" shall be maintained on behalf of each participant to represent the matching contributions made on his behalf to the plan and the earnings, expenses, appreciation and depreciation attributable thereto. This account will have at least two subaccounts:

                                    (i) Mandatory Company Stock Fund Subaccount.
                           A "mandatory company stock fund subaccount" shall be maintained on behalf of each participant to represent
                           (A) with respect to a participant that was previously a participant in the ServiceMaster Profit Sharing, Savings and Retirement Plan or the ServiceMaster Consumer Services L.P. Profit Sharing Retirement Plan the lesser of (i) shares of company stock representing 50% of the value of the employer matching contribution account for such participant on the effective date applicable to such participant or
                           (ii) the total number of shares of company stock in such participant's account on the effective date and
                           (B) with respect to all participants, the number of shares of company stock representing 50% of the value of employer matching contributions made on his behalf after the effective date applicable to such participant, and the earnings, expenses, appreciation and depreciation attributable to investments in company stock; provided, that after such participant attains the age of 55, 50% of such account shall be transferred to the participant's directed employer matching subaccount one time during each plan year.

                                 (ii) Directed Employer Matching Contribution Subaccount. A "directed employer matching subaccount" shall be maintained on behalf of each participant to represent matching contributions made on behalf of such participant that are not reflected in the mandatory company stock fund subaccount and the earnings, expenses, appreciation and depreciation attributable to the investments directed by such participant.

                           (b) Elective Contribution Account. An "elective contribution account" shall be maintained on behalf of each participant to represent the elective contributions made to the plan on the participant's behalf and the earnings, expenses, appreciation and depreciation attributable to the investments directed by such participant.

                           (c) Rollover Account.  A "rollover  account" shall be
                  maintained on behalf of a plan participant which shall represent the rollover contributions and transferred benefits made to the plan for his benefit in accordance with section
                  3.5 or 3.6 of the plan.

The plan administrator may maintain such other accounts in the name of participants as it considers desirable. The maintenance of separate account balances shall not require physical segregation of plan assets with respect to each account balance. The accounts maintained hereunder represent the participants' interests in the plan and trust and are intended as bookkeeping account records to assist the plan administrator and the trustee in the administration of this plan. Any reference to a participant's "accounts" or "account balances" shall refer to all of the accounts maintained in the participant's name under the plan, and any reference to the participant's "employer contribution account" shall refer to the employer matching contribution account and supplemental employer contribution account maintained in the participant's name under the plan. Participants shall at all times have 100 percent vested and nonforfeitable interests in their elective contribution account and rollover account and shall have vested and nonforfeitable interests in the employer contribution account only as provided in section 6.2 of the plan.
                  5.2 Accounting Dates. An "accounting date" is each business day on which a national stock exchange is open.

                  5.3 Date of Crediting Contributions and Allocation of Forfeitures. All employer contributions and participant contributions made for any plan year will be credited to the proper participants' accounts as of the last day of the plan year, regardless of when such contributions are actually paid to the trust; provided, that if the trustee or an investment manager with respect to an investment fund maintains participants' accounts and credits contributions received more frequently than quarterly, contributions invested in that investment fund will be considered made and will be credited as provided in accordance with the accounting rules in effect with respect to that investment fund. Forfeitures (as described in section 6.3) shall be used to reinstate the forfeitures of any reemployed participant (as described in section 8.2) and to the extent there are any amounts in excess of the amount necessary for reinstating the forfeitures of reemployed participants for any plan year, such excess forfeitures shall be allocated to the account of each participant who is employed by an employer on the last day of the plan year (including each employee who is on an authorized leave of absence from such employer on such date and each participant who ceased employment with the employer during the plan year on account of death, disability, early retirement (as defined in
Section 4.1(a)), normal retirement (as defined in Section 4.1(a)) or transferred to another ServiceMaster Company) in proportion to such participant's elective contributions made hereunder for the applicable plan year, provided, however, that participant contributions in excess of 4% of such participant's compensation shall not be considered for purposes of this section 5.3.
                  5.4 Investment of Account Balances. The trustee, the investment manager and any insurance institution responsible for investment of trust assets shall be permitted to commingle the assets of the trust for purposes of investment with the assets of other plans or trusts which are intended to qualify for a federal tax exemption under Sections 401(a) and 501(a) of the Code.  Any documents which are required to be incorporated in the plan and the trust to permit such commingled investments are hereby so incorporated. Except to the extent required by section 5.5, segregated investment of plan and trust assets shall not be required with respect to any one or more plan participants. Each account invested in a particular investment fund shall represent an undivided interest in such investment fund which corresponds to the balance of such account.
                  5.5 Investment Funds. From time to time the company or its delegate may cause the trustee or an investment manager to establish one or more investment funds for the investment and reinvestment of plan assets. The continued availability of any investment fund is necessarily conditioned upon the terms and conditions of investment management agreements and other investment arrangements. While the company or its delegate may arrange with the trustee and investment managers for the establishment of investment funds, the continued availability of these funds cannot be assured, nor is it possible to ensure that the arrangements or the investment funds managed by a particular investment manager or by the trustee will continue to be available on the same or similar terms. The company may direct the establishment of additional investment funds or may terminate any investment fund as it deems appropriate and in the best interest of plan participants.
                  Participant loans shall constitute segregated investments on behalf of the participant to whom such loans are made and shall not be reflected in any investment fund. Except as provided in this section and sections 5.6 and 5.7, participants' accounts shall be invested in any one or more investment funds as determined by the plan administrator.
                  5.6 Investment Elections. Each participant may elect, in accordance with uniform rules established by the plan adminis trator and on a form provided by it for this purpose (or in such other manner required by the plan administrator), to have future contributions made by such participant or on his behalf and/or such participant's account balances (after all adjustments as of such date have been made) invested in accordance with his elec tion entirely in one of the investment funds or partially in several of the investment funds (so that a multiple of one percent of each of his account balances is invested as of such date in one or more of the investment funds); provided, however, that at least 50% of such participant's employer matching contributions account balance valued as of the effective date applicable to such participant (or the entire amount of company stock in such participant's account if less) must remain invested in company stock until such participant reaches age 55. It is further provided that 50% of employer contributions made to a participant's employer contributions accounts after the effective date applicable to such participant must be invested in company stock until such participant reaches age 55. Upon a participant's attainment of age 55, only 25% of the participant's matching employer contribution account must remain invested in company stock. Any election to change the investment allocation of future contributions shall be effective as of the date set forth in administrative procedures prescribed by the plan administrator.
                  5.7 Manner of Making Investment Elections. All investment elections shall be made in such form and in such manner as prescribed by the plan administrator.  All investment elections shall continue in force until changed or revoked by the participant issuing the election.  Investment elections shall be made, changed or revoked at such times as may be permitted by the plan administrator and shall be implemented as soon as
practicable.  If a participant fails to make a timely election with respect to the investment of all or part of the portion of his account that is subject to his investment directions
(determined in accordance with section 5.6), the portion over which the participant has not directed the investment shall be invested in such manner as may be directed by the plan
administrator.
                  5.8 Investment Risks. Completion of any investment election by a participant shall constitute an agreement by such participant to assume responsibility for the risk of investment of his account in accordance with such investment election, it being expressly understood that all of the investment funds involve some measure of investment risk including the risk of diminution or loss of the principal amount of any investment. To the maximum extent permissible under applicable law, all fiduciary responsibility with respect to the allocation of a participant's accounts between various investments shall be considered to be delegated to the participant who directs the investment of his contributions and accounts.
                  5.9 Plan Expenses. All costs and expenses incurred in connection with the general administration of the plan and trust shall, to the extent not paid by the company, be allocated among the investment funds in the proportion in which the amount invested in each such fund bears to the amount invested in all funds as of the accounting date preceding the day of allocation, provided that all costs and expenses directly identifiable to one fund shall be allocated to that fund.
                  5.10 Adjustment of Participants' Accounts. As of each accounting date the plan administrator shall adjust the account balances of plan participants to reflect payments and withdrawals of benefits, adjustments in the values of the trust fund and of the investment funds, if any, and employers' and participants' contributions, as follows:
                           (a) First, all payments, withdrawals and transfers of
                  benefits made since the last preceding accounting date that have not been charged previously shall be charged to the proper accounts;

                           (b) Next, the accounts of each  participant  shall be
                  credited with his pro rata share of any increase, or charged with his pro rata share of any decrease, since the next preceding accounting date in the value of the adjusted net worth (as defined below) of the trust or each investment fund, if any, in the trust in which he has an interest as of that date (after taking into account any charges in accordance with subsection (a) next above); provided that if contributions invested in any particular investment fund are credited more frequently than quarterly, each participant's accounts will be credited with increases or decreases in the adjusted net worth of that investment fund in accordance with the accounting rules in effect with respect to that investment fund;

                           (c)   Next,   the   employers'    contributions   and
                  forfeitures that are to be credited as of that date shall be credited to the proper participants' accounts; and

                           (d) Finally, participants' elective contributions that are to be credited as of that date shall be credited to the elective contribution accounts.

The "adjusted net worth" of the trust fund or an investment fund as of any date means the then net worth of the trust fund or the investment fund as determined by the trustee or the investment manager or insurance company with custody of that investment fund in accordance with the provisions of the applicable agreement with the trustee or the investment manager or insurance company, less
(i) an amount equal to the sum of any employers' contributions and participants' contributions (including rollover contributions and transferred benefits) held in that fund but not yet credited to the accounts of participants and (ii) any expenses properly chargeable to such fund in accordance with section 5.9. Such valuation shall be conclusive and binding upon all persons having an interest in the trust fund.
                  5.11 Statement of Accounts. As soon as practicable after the last day of each plan year, and at such other times as the plan administrator considers desirable, each participant will be furnished with a statement reflecting the condition of his accounts as of that date. No participant, except a member of the plan administrative committee, shall have the right to inspect the records reflecting the accounts of any other participant.

                                    ARTICLE 6
                        Distribution of Account Balances
                  6.1 Retirement, Death or Disability. If a partici pant's employment with the ServiceMaster Companies is terminated because of early retirement (as defined in Section 4.1(a)) or normal retirement (as defined in Section 4.1(a)), or because of such participant's permanent disability (as determined by the plan administrator) or death while in the employ of a ServiceMaster Company, the balance in his accounts as of the accounting date coincident with or next following his termination date (after all adjustments required under the plan as of that date have been made, but subject to any further adjustments required under the plan prior to complete distribution of his accounts) along with any contributions made previously by or on behalf of such participant but not credited to his accounts, shall be fully vested and nonforfeitable and shall be distributable to the participant or, in the event of the partici pant's death, to his beneficiary, in accordance with section 6.4.
                  6.2 Resignation or Dismissal. If a participant resigns or is dismissed from the employ of the ServiceMaster
Companies before incurrence of permanent disability or death, the balances in such participant's elective contribution account, rollover account, if any, and his vested and nonforfeitable interest in his employer contribution account, as of the account ing date coincident with or next following the date of his termination of employment (after all adjustments required under the plan as of that date have been made, but subject to any further adjustments required under the plan prior to complete distribution of his accounts), along with any contributions made by him previously but not credited to an appropriate account, shall be distributable to him in accordance with section 6.4. A participant's vested and nonforfeitable interest in his employer contribution account shall be the product of the balance of the account and the vested percentage determined in accordance with the following table based upon the participant's years of service (as defined in section 2.2):

                  If the Participant's                     His Vested and
                  Number of Full Years                     Nonforfeitable
                   of Service Equals:                      Interest Shall Be:

                          Less than 1                              0%
                                    1                              0%
                                    2                             25%
                                    3                             50%
                                    4                             75%
                           5 or more                             100%

                  6.3 Forfeitures. If a participant resigns or is dis missed from the employ of the ServiceMaster Companies before he is fully vested (and before becoming disabled or dying), the portion of his employer contribution account to which he is not entitled upon resignation or dismissal because of the provisions of section 6.2 shall be a "forfeiture." Forfeitures shall be used as described in section 5.3. If the participant with respect to whom a forfeiture arose is reemployed by a ServiceMaster Company before he incurs five consecutive one-year breaks in service, the forfeiture shall be reinstated as provided in section 8.2 out of forfeitures arising in the year of the participant's re-employment or, if such forfeitures are insufficient for this purpose, out of a special employer contribution made for this purpose. A "one-year break in service" shall occur on the last day of a 12-month period commencing on a participant's severance from service date and ending on the day prior to his date of reemployment with a ServiceMaster Company. Notwithstanding the above, a participant who is partially vested and terminates employment without taking a distribution of his partially vested account, will become fully vested in his account if the plan is terminated prior to the participant incurring five one-year breaks in service.
                  6.4 Method of Benefit Payment. The portion of a participant's account balances which are distributable under sections 6.1 or 6.2 shall be paid to or for the benefit of the participant or the participant's beneficiary following the participant's termination of employment or death by payment in one of the following methods:
                  (a) A participant's account balances may be paid to or for the benefit of the participant in a single sum; or

                  (b) A participant's account balances may be paid in the form of substantially equal monthly, quarterly or annual installment payments, provided that such installment payments shall not be payable over a period of time in excess of the maximum installment period described below.

Payments may be made in cash or property consisting of shares of company stock, or partly in each, provided that property is distributed at its fair market value as of the date of distribution as determined by the trustee. A participant may elect to receive as part of his distribution shares of company stock which are held by the trust fund. The number of shares which may be distributed to the participant shall not exceed the number of company shares held by the trust which have been allocated to the participant's account in the manner prescribed by the plan administrator. The plan administrator may establish a minimum amount of any installments under subsection (b) above. A "maximum installment period" may be determined by the plan administrator with respect to any person and, in the case of installment payments commencing during the life of the participant, shall not exceed the greater of the life expectancy of the participant or, if the participant has designated a beneficiary who is an individual, the joint and last survivor life expectancy of the participant and the participant's designated beneficiary (as determined by the plan administrator in accordance with the actuarial tables adopted by it for this purpose).

                  6.5 Selection of Time and Manner of Benefit Payment. Except as provided below, payment of a participant's benefits normally will be made or commence within a reasonable period of time after a participant's termination of employment, provided:
                           (a) Unless a participant elects to defer payment until a later date, payment of a participant's benefits under the plan shall commence not later than 60 days after the end of the plan year in which the latest of the following events occurs (i) the participant's attainment of age 65 years, (ii) the fifth anniversary of the date when the participant last began to participate in the plan or (iii) the participant's termination of employment with the ServiceMaster Companies;

                           (b) Each non-five-percent owner participant must commence receiving benefits as of the April 1 following the later of the year he attains age 70 1/2 on or the calendar year in which he retires and each five-percent owner participant must commence receiving benefits as of the April 1 following the calendar year in which he attains age 70 1/2;

                           (c) If a participant's vested account balances exceed
                  the  dollar  limit  under  Section  411(a)(11)(A)  of the Code
                  ($5,000 for 1999 and adjusted annually for inflation thereafter) at the time of distribution (the "dollar limit") or if, after a participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution is still payable, the vested account balances at the time of the prior distribution exceeded the dollar limit, then no amount shall be distributable to the participant prior to the date the participant attains age 65 without the participant's written consent;

                           (d) If distribution  of a participant's  accounts has
                  not commenced prior to such participant's death, then the participant's accounts shall be distributed within five years of the date of death; and

                           (e) If a participant's vested account balances do not
                  exceed the dollar limit, the participant's vested account balances shall be automatically distributed to the participant (or his beneficiary); provided, however, that if a participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution is still payable, and if the vested account balances, valued at the time of the first distribution under the optional form of benefit, exceeded the dollar limit, then the vested account balances are deemed to continue to exceed the dollar limit even if the vested account balances at the time of the current distribution are less than the dollar limit.

                  6.6 Designated  Beneficiaries.  A participant may from time to time designate a beneficiary or beneficiaries to whom the participant's benefits will be distributed in the event of the participant's death prior to complete payment of his benefits under the plan. A participant may designate contingent or successive beneficiaries and may name individuals, legal persons or entities, trusts, estates, trustees or other legal repre sentatives as beneficiaries. A beneficiary designation properly completed and filed will cancel all such designations filed earlier. Notwithstanding the foregoing or any beneficiary designation filed by a participant, if a participant is married at the date of his death, the participant's surviving spouse will be his designated beneficiary for all purposes of the plan unless the surviving spouse consents in writing to the participant's designation of another beneficiary. Beneficiary designations must be completed and filed with the plan administrator during the participant's lifetime, however, his surviving spouse may consent to a designation after his death. The consent of a surviving spouse to the participant's designation of another beneficiary must be a writing, must acknowledge the effect of such designation, and must be witnessed by a plan representative or a notary public.
                  6.7      Payment to Substitute Beneficiaries.  If benefits
remain to be paid with respect to a plan participant at a time when the plan administrator is unable to locate the participant, or his beneficiary or beneficiaries designated in accordance with section 6.6, or following the death of the participant and such beneficiaries, and if the participant failed to designate one or more other beneficiaries in the manner described in section 6.6, then the plan administrator shall cause the benefits for such participant to be distributed or paid to the person or persons who can be located and agree to accept such amounts within the applicable priority classification set forth below. Participants and designated beneficiaries are required to maintain a current post office address on file with the plan administrator by notifying the plan administrator of such address in care of the employer. A substitute beneficiary will not be determined under this section with respect to a missing participant or missing designated beneficiary unless the participant or designated beneficiaries, as the case may be, have failed to claim the participant's account balances or notify the plan administrator of their whereabouts within three years after the plan adminis trator notifies such participant or beneficiaries at their last post office addresses filed with the plan administrator. Such notice shall describe the amounts to which the
participant   or  the   beneficiaries   are  entitled  and  shall  describe  the
substitution procedures of this section. In disposing of a participant's benefits in accordance with this section, the plan administrator shall cause the participant's benefits to be distributed in accordance with the following priority classifications:
                           (a) First Priority. A participant's  benefits, in the
                  case of a missing plan participant, will first be distributed to the participant's designated beneficiary or beneficiaries.

                           (b) Second Priority. A participant's benefits will next be distributed or paid to the participant's spouse if the whereabouts of such spouse is known.

                           (c) Third Priority. The participant's benefits will next be applied by the payment of the participant's account balances to one or more of the participant's relatives by blood, marriage or adoption in such proportions as the plan administrator decides.

                           (d) Fourth Priority. After unsuccessful attempts have
                  been made by the plan administrator to locate persons described in the priority categories set forth above, the benefits of the participant or of any beneficiary will be disposed of in any manner permitted by law which the plan administrator considers to be fair and equitable.

                  6.8 Payment With Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the plan is under a legal disability or in the plan administrator's opinion is incapacitated in any way so as to be unable to manage his financial affairs, the plan administrator may direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the plan administrator may direct the application of such benefits to the benefit of such person. Payments made in accor dance with this section shall discharge all liabilities for such payments under the plan.
                  6.9 Final Court Orders. Notwithstanding the other provisions of this Article 6, if the trustee is required by a final court order to distribute the benefits of a participant other than in the manner required under the plan, then the trustee shall cause the participant's benefits to be distributed in a manner consistent with such final court order. The trustee shall not be required to comply with the requirements of a final court order in an action in which the trustee, the plan adminis trator, the plan or the trust was not a party, except to the extent such order is a qualified domestic relations order (as defined in Section 414(p) of the Code). In the event that the plan administrator determines that benefits are payable to an alternate payee pursuant to the terms of a court order determined to be a qualified domestic relations order, the amounts so payable shall be determined and, with the consent of the alternate payee (if the amount exceeds the dollar limit under Section 411(a)(11)(A) of the Code), shall be paid in a lump sum as soon as practicable thereafter.
                  6.10      Direct Rollover of Distributions.
                           (a) This section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                           (b) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribu tion that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distribu tee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated bene ficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any distribution that qualifies as a "hardship distribution" (as defined in Section 401(k)(2)(B)(i)(IV) of the Code).

                           (c) An "eligible  retirement  plan" is an  individual
                  retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                           (d) A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                           (e) A "direct rollover" is a payment by the plan to the eligible retirement plan specified by the distributee."

                                                     ARTICLE 7
                     Withdrawals and Loans During Employment
             7.1 Rollover Withdrawals. Subject to the provisions of
section 7.6 below, a participant may request a withdrawal of all or any portion of such participant's rollover account under the plan.
                  7.2  Age 59 1/2  Withdrawals.  Subject  to the  provisions  of section 7.6 below, a participant who has attained age 59 1/2 may request a withdrawal of all or any portion of such participant's vested accounts under the plan.
                  7.3 After-Tax Withdrawals. Each participant may request a withdrawal of all or any portion of such participant's after-tax account under the plan.
                  7.4 Hardship Withdrawals. Subject to the provisions of section
7.6 below, an active participant who is experiencing a financial hardship may request a withdrawal of all or any portion of his rollover account and the lesser of his elective contributions account or his elective contributions (but not earnings thereon) by filing a written request with the plan administrator (or by completing such other administrative procedures required by the plan administrator). The plan administrator will have discretion to grant or deny any such requests for hardship withdrawals, subject to the following:
                                  (i) Each request for  financial  hardship must
                  describe the hardship for which the withdraw al is requested.

                                 (ii) A withdrawal shall be considered on account of financial hardship if it is necessary in light of the participant's immediate and heavy financial need as describe in (A) below and it is necessary to satisfy such financial need, as de scribed in (B) below.

                                    (A)  A  withdrawal  will  be on  account  of
                           immediate and heavy financial need only if it is on account of (I) medical expenses de scribed in Section 213(d) of the Code in curred by the participant or the partici pant's spouse or dependents; (II) purchase (excluding mortgage payments) of a principal residence for the participant; (III) payment of tuition and related educational fees for the next twelve months of post-secondary education for the participant or the partici pant's spouse, children or dependents; (IV) the need to prevent the eviction of the par ticipant from the participant's principal residence or the foreclosure on the mortgage of the participant's principal residence; (V) such other purpose deemed by the plan administrator to constitute immediate and heavy financial need; or
                           (VI) such other purpose deemed by the Commissioner of the Internal Revenue Service to constitute imme diate and heavy financial need.

                                    (B)  A  withdrawal   will  be  necessary  to
                           satisfy the financial need described in (A) above only if (I) the withdrawal does not exceed the amount necessary to meet such financial needs (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal); and (II) the participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans available under all plans maintained by the ServiceMaster Companies.

                                (iii) In the event that the plan adminis  trator
                  grants a participant's request for a hard ship withdrawal from any of his accounts other than his rollover account, such participant shall not be permitted to make elective contributions under the plan until the first day of the first payroll period following twelve months from the date of withdrawal.

                                 (iv) Notwithstanding the provisions of section 3.1, the aggregate elective contributions to the plan and to any other plan maintained by the ServiceMaster Companies for the calendar year immediately following the calendar year in which the participant receives the hardship withdrawal from any of his accounts other than his rollover account shall not exceed the excess of (A) the maximum amount specified in section 3.1 for such year over (B) the amount of such participant's elective contributions to this plan and to any other plan maintained by the ServiceMaster Companies in the calendar year in which the participant receives the hardship withdrawal.
                                  (v) No  earnings  will  accrue  for the entire
                  accounting period with respect to amounts withdrawn at any time during such accounting period.

                  7.5 Loans to Participants. While it is the primary purpose of the plan to provide funds for participants when they leave the ServiceMaster Companies, it is recognized it would be in the best interests of participants to permit loans to be made to them. Accordingly, the plan administrator may direct that a loan be made to a participant, other than a former employee, subject to the following:
                           (a) Each  request for a loan under this  section must
                  be by written application to the plan administra tor (or by completing the applicable administrative procedures required by the plan administrator) on such form or in such manner as the plan administrator may require pursuant to written loan procedures.

                           (b) Each loan must be  evidenced  by a note on a form
                  furnished by the plan administrator (or in such other method required by the plan administrator) and must be secured by a pledge of 50 percent of the participant's vested account balances as of the accounting date immediately preceding the date as of which the loan is made. Only one loan at a time will be granted to any participant, therefore, a participant must completely repay an outstanding loan before receiving a new loan from the plan.

                           (c) The principal amount of each loan, when added
                  to any other outstanding loan balances of a participant under the plan and all other plans of the ServiceMaster Companies, may not exceed the lesser of $50,000 or 50 percent of the participant's vested account balances as of the accounting date immediately preceding the date as of which the loan is made. The minimum amount of each loan is $500.

                           (d) Each loan will be for a term not exceeding five years.

                           (e) Each loan will bear  interest  at a rate equal to
                  1% over the prime rate listed in the Wall Street Journal on the first business day of the month in which the loan is made and must be amortized in level payments, made through regular payroll deductions (or by any other method permitted by the plan administra tor), made not less frequently than quarterly, over the life of the loan.

                           (f) Each note evidencing a loan to a participant shall be held on the participant's behalf and shall be considered an investment of such participant's ac counts. Accordingly, principal and interest payments on the note shall be credited to such accounts on the participant's behalf.

                           (g) Upon default,  the plan may foreclose on the loan
                  at the earliest opportunity permitted by law and the loan will be treated as a taxable distribution at such time. During the period, if any, between the date of the event constituting default and the date of foreclosure, interest on the loan will continue to accrue and shall be charged to the participant's ac count. The distribution of evidence of cancellation of a participant's loan to him (or to his beneficiary in the event of his death) shall be considered as a payment for purposes of the plan. The following events will constitute default on a loan:

                                  (i) the failure to make an installment payment
                           within 90 days after the payday on which it becomes due; provided, however, that loan repayments will be suspended under this plan as permitted under Section 414(u)(4) of the Code with respect to qualified military service;

                                 (ii)       any other person (other than the
                           plan trustee) acquires an interest in the participant's account except as otherwise required by law;

                                (iii)       the participant dies or becomes
                           legally incompetent;

                                 (iv)       bankruptcy or insolvency proceed
                           ings are instituted by or against the partic ipant; or

                                  (v) the participant's employment with the ServiceMaster Companies is terminated for any reason, including early or normal retirement, disability, resignation or discharge.

                           In the event of (iii) or (v) above, there shall be no
                  default if, immediately upon the oc currence of (iii) or (v), the participant (or his estate or legal representative, as the case may be) pays the remaining balance of the loan togeth er with accrued interest thereon. Notwithstanding anything in this section 7.3 to the contrary, in the event of (v) above there shall be no default if the participant continues to be a party in interest (as defined in Section 3(14) of ERISA) following his termination of employment.

                           (h) A participant  on an authorized  leave of absence
                  may request that any installment payments due during such period of time be suspended. Upon the participant's return to active employment, the remaining balance of the loan shall be reammortized over the remaining life of the loan. Under no circumstances shall the repayment period of any loan exceed five years.

                           (i) The plan  administrator  may establish such other
                  rules and regulations (which shall be uniformly applicable to all participants similarly situated) as it may deem necessary regarding the granting of loans, including loan fees (which may be charged directly to the participant or to the participant's account).

                  7.6 No Representation Regarding Tax Effect of With drawals or Loans. Neither an employer, the plan administrator, the trustee, nor any other person shall be construed as repre senting the tax effects of any withdrawals or loans in accordance with this Article 7. It shall be the responsibility of partici pants requesting withdrawals or loans to consider the tax effects of such withdrawals or loans requested by such participant.

                                                     ARTICLE 8
                                  Reemployment
                  8.1 Rehired Employee or Participant. If an employee or a participant who has no vested benefit under the plan termi nates his employment and is subsequently reemployed by a ServiceMaster Company, his years of service accrued prior to his termination of employment shall not be reinstated for purposes of sections 2.1 or 6.2 if the number of consecutive one year breaks in service (as defined in section 6.3) within such period exceeds five consecutive one year breaks in service. In all other cases, an employee's or participant's prior years of service shall be reinstated as of the date he is reemployed by a ServiceMaster Company. In no event shall years of service occurring after a participant incurs five consecutive one year breaks in service be used to determine the vested and nonforfeitable interest of a participant in his employer contribution account as of his prior termination of employment which has become a forfeiture. A rehired employee shall become a participant and a rehired partic ipant shall again become a participant as of the date he meets or again meets the requirements of section 2.l; provided that such an employee's or participant's prior service shall be disregarded for purposes of subsection 2.l(b) if he has incurred five con secutive one year breaks in service prior to his reemployment by an employer.
                  8.2 Reinstatement of Forfeitures. If a participant whose employment had terminated because of resignation or dis missal is reemployed by a ServiceMaster Company prior to having incurred five consecutive one year breaks in service (as defined in section 6.3), any forfeiture which resulted from his prior resignation or dismissal shall again be credited to his employer contribution account as of the accounting date coincident with or next following his date of rehire. If such participant subse quently terminates employment because of resignation or dismissal and the participant is not entitled to the full balance in his employer contribution account, the amount distributed under section 6.2 from his employer contribution account will be determined in accordance with the following:
                           (a) First,  the amount of the  distribution re ceived
                  by the participant from his employer contribu tion account because of his prior resignation or dis missal shall be added to the balance in his employer contribution account as of the accounting date coinci dent with or next preceding his subsequent employment termination date.

                           (b) Next, the amount  determined under subsection (a)
                  above shall be multiplied by the vesting percentage applicable at his subsequent employment termination date under section 6.2.

                           (c) Finally,  the amount determined under subsec tion
                  (b) above shall be reduced by the amount of the distribution received by the participant from his employer contribution account because of his prior resignation or dismissal.

The remaining portion of the participant's employer contribution account will be treated as a forfeiture and will be subject to the provisions of section 6.3.

                                                     ARTICLE 9
                                   Limitations
                  9.1 Contribution Limitations. Section 415 of the Code imposes certain limitations on the amount of contributions that may be allocated to a participant under a defined contribution plan (as defined in Section 414(i) of the Code) maintained by an employer. If a participant in a defined contribution plan maintained by his employer also is a participant in a defined benefit plan (as defined in Section 414(j) of the Code) main tained by such employer, Section 415 of the Code imposes certain combined limitations as to the aggregate amount of contributions and benefits that may be provided for the participant under both types of plans for plan years beginning prior to January 1, 2000. This plan is a defined contribution plan and, therefore, each participant in the plan shall be subject to the maximum benefit limitations set forth in section 9.2 and section 9.3, irrespective of any other provision of the plan. For purposes of Section 415 of the Code and this Article 9, the "limitation year" with respect to this plan is the plan year, and a participant's "total compensation" means, with respect to any plan year, the total compensation paid to the participant during that year for services rendered to the ServiceMaster Companies as an employee that is subject to withholding for federal income tax purposes (before taking into account any withholding exemptions), but excluding any noncash compensation and any compensation deferred beyond the participant's termination of employment; provided, however, that "total compensation" shall include any elective deferral (as defined in Section 402(g)(3) of the Code) or any amount which is contributed or deferred by the employer at the election of the participant and which is not includible in the gross income of the participant by reason of Sections 125 or 457 of the Code. In applying the limitations set forth in sections 9.2 and 9.3, reference to the plan shall mean the plan and all other defined contribution plans (whether or not terminated) maintained by the ServiceMaster Companies and reference to a defined benefit plan maintained by the ServiceMaster Companies shall mean that plan and all other defined benefit plans (whether or not terminated) maintained by the ServiceMaster Companies.
                  9.2 Participant Covered by Defined Contribution Plan. The annual addition (as defined below) which is allocated to a participant's accounts under this plan and under any related defined contribution plans maintained by the ServiceMaster Companies shall not exceed the lesser of $30,000 or 25 percent of the participant's total compensation for such limitation year.

In applying the preceding limitation, the annual addition to a participant's accounts under this plan will be limited before the annual addition to his account under any such related defined contribution plan is limited. Any excess contributions resulting from the allocation of forfeitures, a reasonable error in esti mating a participant's annual earnings or such other limited facts and circumstances as the Commissioner of the Internal Revenue Service may prescribe and not allocable to a participant's accounts under the plan by reason of the limita tions on additions under Section 415 of the Code shall be disposed of as follows:
                           (a) Any elective contributions described in subsection 4.1(b) elected by a participant in accordance with section 3.1 which cannot be credited to a participant's accounts because of the limitations of this section 9.2 or section 9.3 shall be returned to the participant along with earnings accrued thereon;

                           (b) If after the  application of subsection (a) above
                  an excess amount still  exists,  the  participant's  allocable share of the employer contribution for the plan year ending within the limitation year shall be reduced. The amount of such reduction shall be credited to an unallocated employer contribution account. Such account shall not be subject to adjustment and shall be deemed an employer contribution for the succeeding plan year. If further reductions are necessary, then such participant's allocable share of forfeitures for the plan year ending within the limitation year shall be reduced. The amount of such reduction shall be credited to an unallocated forfeiture account. Such account shall not be subject to adjustment and shall be deemed a forfeiture for the succeeding plan year;

                           (c) If after the  application of subsections  (a) and
                  (b)  above  an  excess  amount  still   exists,   and  if  the
                  participant is covered by the plan at the end of the limitation year, the excess amount shall be used to reduce employer contributions for such participant in the next limitation year, and each succeeding year if necessary; and

                           (d) If after the application of subsections (a) and (b) above an excess amount still exists and the participant is not covered by the plan at the end of the limitation year, the excess amount shall be held unallocated in a suspense account and the suspense account shall be applied to reduce future employer contributions for all remaining participants in the next limitation year, and each succeeding limitation year if necessary.

                  A participant's "annual addition" for any plan year means the sum for that year of the following:
                                  (i)       Employer Contributions.  Employer
                  contributions (including elective contributions) credited to the participant's accounts under this plan and under any related defined contribution plans;

                                 (ii) Forfeitures. Forfeitures credited to the participant's accounts under this plan or under any related defined contribution plans;

                                (iii) Certain Medical Expenses for Key Employees. The amounts attributable to medical benefits allocated to an account of a key employee, as described in section 419A(d) of the Code; and amounts allocated to an individual medical account as defined in Section 415(l)(1) of the Code which is part of a defined benefit plan maintained by the employer or a related entity; provided, however, that such amounts shall not be treated as annual additions for purposes of applying the percentage of compensation test in determining the maximum allocation to which a participant is entitled.

                  9.3 Participant Covered by Defined Contribution Plan and Defined Benefit Plan. For plan years beginning after January 1, 2000, this section 9.3 shall not apply. With respect to plan years beginning prior to January 1, 2000, if a participant in the plan also is a participant in a defined benefit plan maintained by the ServiceMaster Companies, the contributions made on behalf of the participant and the benefits payable to the participant shall be determined in a manner consistent with Section 415 of the Code, as follows:
                           (a) Defined Contribution Fraction. A fraction shall be determined, the numerator of which shall be the participant's annual additions under all related defined contribution plans for each limitation year (determined in accordance with the plan provisions as in effect for such year), and the denominator of which shall be the aggregate of the "defined contribution limitation amounts" in effect for each year of the participant's employment by the ServiceMaster Companies. The "defined contribution limitation amount" for any limitation year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, provided that in any year in which the plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 14.2, 1.0 shall be substituted for 1.25, except as provided in Code Section
                  416(h) or (ii) 1.4 multiplied by 25 percent of the participant's total compensation for such year. The numerator of this fraction shall be adjusted in accordance with applicable regulations to preserve the participant's benefits accrued as of the close of the last limitation year beginning before December 31, 1986.

                           (b) Defined Benefit  Fraction.  A fraction shall also
                  be determined, the numerator of which shall be the benefits accrued or payable to or for such participant under the related defined benefit plans as of the end of the limitation year, and the denominator of which shall be the "defined benefit limitation amount" in effect for that year. The "defined benefit limitation amount" for any limitation year shall be the lesser of (i) 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year, provided that in any year in which the plan would be a top-heavy plan if 90 percent were substituted for 60 percent in section 14.2, 1.0 shall be substituted for 1.25, except as provided in Code Section 416(h) or (ii) 1.4 multiplied by 100 percent of the participant's average annual total compensation for the three consecutive plan years during which the participant actively participated in such a plan and in which the participant's aggregate total compensation was the greatest; provided that such amount shall be appropri ately adjusted if necessary as provided in section 415(b) of the Code.

                           (c) Combined Limitation. The contributions under this
                  plan and under any related defined contribution plans and the benefits under all related defined bene fit plans will be adjusted to the extent necessary (by first adjusting the benefits and contributions under such other plans) so that the sum of the fractions determined with respect to any participant in accor dance with subsections (a) and (b) above will not exceed 1.0 (or such other applicable maximum amount permitted by law).

                  9.4 Distribution of Excess Deferrals. If, not later than the March 1 next following the end of a calendar year, a participant notifies the plan administrator that the participant has made elective contributions to this plan and one or more other plans (whether maintained by a ServiceMaster Company or an unrelated company) in excess of $10,000 (or such other maximum amount as may be permitted by law for such calendar year) during such calendar year, and further notifies the plan administrator of the amount of such excess allocated to this plan, such excess amount shall be paid to such participant (along with any income or loss allocable thereto as determined pursuant to the method set forth in section 9.6(d)) as soon as practicable following such notification, but in any event by the April 15 following the calendar year with respect to which such excess deferrals were made. A participant is deemed to notify the plan administrator of such excess that arises by taking into account only those elective contributions made to this plan and any other plans of the ServiceMaster Companies.
                  9.5 Highly Compensated Employee. The term highly compensated employee includes highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any employee who performs services for the ServiceMaster Companies during the current year and who (i) received compensation from the ServiceMaster Companies in excess of $80,000 during the preceding year (as adjusted pursuant to Section 415(d) of the
Code) and, if the company so elects,  was in the  top-paid  group (as defined in
Section 414(q) of the Code) of employees for such preceding year, or (ii) was a 5 percent owner at any time during the current or preceding year. A highly compensated former employee includes any employee who was a highly compensated employee when such employee separated from service or who was a highly compensated employee at any time after attaining age 55. The determination of who is a highly compensated employee, including the determination of the number and identity of the employees in the top-paid group and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.
                  9.6 Limitations on Elective Contributions. Elective contributions shall be subject to the following nondiscrimination standards and shall be adjusted, as provided below, to the extent necessary to comply with the limitations set forth in Section 401(k) of the Code and the regulations thereunder. For purposes of this section, the term "elective contribution" shall mean any employer contribution made to the plan that (i) is subject to a cash or deferred arrangement (as defined in Section 1.401(k)- 1(a)(3) of the Treasury regulations), including salary reduction contributions, and (ii) is immediately nonforfeitable. The employer shall maintain records demonstrating compliance with this section.
                           (a) Actual  Deferral  Percentage  Limitation.  In any
                  plan year, the actual deferral percentage for the group of participants who are highly compensated em ployees may not exceed the greater of the following:

                                  (i) the actual deferral percentage of the group of eligible employees who are not highly compensated employees (the "non-highly compensated group") for the preceding plan year multiplied by 1.25, or

                                 (ii) the lesser of the actual deferral percentage for the non-highly compensated group for the preceding plan year multiplied by two or the actual deferral percentage of the non-highly compensated group for the preceding plan year plus two percentage points.

                           (b) Actual Deferral  Percentage.  The actual deferral
                  percentage for a specified group of eligible employees for any plan year shall be the average of the ratios (computed, to the nearest one-hundredth of one percent, separately for each eligible employee in such group) of the elective contributions, and amounts treated as elective contributions (including excess elective contributions of highly compensated employees), for such employee for such year to the employee's compensation (as defined at Section 414(s) of the Code, as modified by Section 414(s)(2) thereof) taken into account for such plan year during which the employee was an eligible employee. For purposes of this section the following additional rules shall apply:

                                  (i) An  elective  contribution  shall be taken
                           into account only if it relates to compensation that either (A) would have been received by the participant in the plan year but for the deferral election or (B) is at tributable to services performed by the par ticipant in the plan year and would have been received by the participant within 2 1/2 months after the close of the plan year but for the deferral election. An elective contribution that does not meet the foregoing requirements will not be tested under Section 401(k) of the Code but must separately satisfy Section 401(a)(4) of the Code for the plan year of allocation as if it was the only nonelective employer contribution for the year.

                                 (ii) In the event this plan satisfies the requirement of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the actual deferral percentage of employees as if all such plans were a single plan. In accordance with applicable Treasury regulations, plans of the employers may be aggregated in order to satisfy Section 401(k) of the Code but only if such plans as aggregated satisfy the requirement of
                           Section 410(b) of the Code and provided that each plan has the same plan year.

                                (iii) Except as provided in applicable  Treasury
                           regulations, the actual deferral percentage of a highly compensated employee will be determined by treating all cash or deferred arrangements of the employer (or an entity that is required to be aggregated with the employer under Sections 414(b),
                           (c), (m) or (o) of the Code) under which the highly compensated employee is eligible as a single arrangement. If the cash or deferral ar rangements have different plan years, all such arrangements ending with or within the same calendar year will be treated as a sin gle arrangement. Notwithstanding the forego ing, certain plans shall be treated as sepa rate if mandatorily disaggregated under ap plicable Treasury regulations issued pursuant to Section 401(k) of the Code.

                                 (iv)  At  the   discretion   of  the   plan  ad
                           ministrator, and in accordance with applica ble Treasury regulations, any employer con tributions or matching contributions credited on a participant's behalf in the plan year which meet the withdrawal restrictions and vesting requirements of Sections 401(k)(2)(B) and (C) of the Code ("qualified nonelective contributions" and "qualified matching con tributions," respectively) may be added to the participant's elective contributions in computing the participant's actual deferral percentage; provided, that the employer con tributions and matching contributions made to the plan for such year satisfy the require ments of Section 401(a)(4) of the Code with and without the inclusion of the qualified nonelective contributions and qualified ma tching contributions used to satisfy this section. Qualified nonelective contributions and qualified matching contributions which are used to satisfy this section cannot be taken into account to satisfy the requirement of section 9.7.

                                  (v) Elective contributions treated as matching
                           contributions under section 9.7 shall not be included in the determination of a participant's actual deferral percentage.

                           (c) Excess Contributions. If in any plan year the actual deferral percentage for the highly compen sated group does not satisfy one of the tests in sub section (a) above, the plan administrator shall reduce the elective contributions of some or all of the par ticipants in the highly compensated group until one of the tests is satisfied. Such reduction shall be made by reducing the elective contributions for the highly compensated employee with the highest dollar amount of elective contributions to the lesser of (i) the extent required to enable the plan to satisfy the actual deferral percentage test or (ii) the extent required to cause the dollar amount of such highly compensated employee's elective contributions equal the dollar amount of the elective contributions for the highly compensated employee with the next highest dollar amount of elective contributions. This procedure shall be repeated until the plan satisfies the actual deferral percentage test set forth herein. The portion of any participant's elective contribution which is reduced pursuant to this procedure shall be referred to as the "excess contributions."

                           (d) Distribution of Excess Contributions. If in any plan year the elective contributions of one or more of the participants who are highly compensated employ ees must be reduced in accordance with subsection (c) above, the plan administrator shall distribute the amount of the excess contributions, plus the income (or minus the loss) allocable thereto, as soon as practica ble following the determination of such excess but in any event by the last day of the plan year following the end of the plan year in which the excess contribu tions were made. Under Section 4979 of the Code a ten percent tax is imposed on the employer for any such excess contributions which are distributed more than 2 1/2 months after the last day of the plan year in which the excess contributions were made. A distribution of the excess contributions may be made without regard to any notice or consent otherwise required under the plan.
                  The income or loss allocable to such excess contribu tions shall be determined by multiplying the income or loss allocable to the elective contributions (and, if applicable, amounts treated as elective contributions for purposes of the participant's deferral percentage) for the plan year by a fraction. The numerator of the fraction is the excess contributions for the plan year.
                  The denominator is equal to (i) the total account balance of the participant attributable to elective contributions (and amounts treated as such for purposes of the actual deferral percentage) as of the beginning of the plan year, plus (ii) the participant's elective contributions (and amounts treated as such for purposes of the actual deferral percentage) for the plan year. The amount of excess contributions distributed under this subsection for a plan year shall be reduced by any excess deferrals previously distributed for the employ ee's taxable year ending with or within the plan year. Excess contributions shall be treated as annual addi tions for purposes of Section 415 of the Code.

                  9.7 Limitation on Employee and Matching Contributions. Employee and matching contributions shall be subject to the following nondiscrimination standards and such amounts shall be adjusted, as provided below, to the extent necessary to comply with the limitations set forth in
Section 401(m) of the Code and the regulations thereunder. The term "employee contributions" shall include any mandatory or voluntary contribution to the plan that is treated as an after-tax employee contribution and is allocated to a separate account to which earnings and losses are allocated. The term "matching contributions" means any employer contribution made to the plan on account of an elective contribu tion or employee contribution, and any forfeitures that are allocated to the participant on the basis of employee contribu tions, matching contributions or elective contributions. The employer shall maintain records demonstrating compliance with this section.
                           (a) Contribution Percentage Limitations.  In any plan
                  year, the contribution percentage for the group of eligible employees who are highly compensated employees may not exceed the greater of the following:

                                  (i) the actual contribution  percentage of the
                           group of eligible employees who are not highly compensated employees (the "non- highly compensated group") for the preceding plan year multiplied by 1.25, or

                                 (ii) the lesser of the contribution  percentage
                           for the non-highly compensated group for the preceding plan year multiplied by two or the contribution percentage of the non-highly compensated group for the preceding plan year plus two percentage points.

                           (b)   Contribution   Percentage.   The   contribution
                  percentage of a specified group of employees shall be the average of the contribution percentages (computed separately, to the nearest one-hundredth of one percent) for each employee in the group. The con tribution percentage for each employee shall equal the sum of the employee and matching contributions allocated to the employee's account for the plan year (excluding qualified matching contributions which are used to satisfy the actual deferral percentage limitation in accordance with section 9.6) and the qualified non-elective and elective contributions treated as matching contributions for the plan year, divided by the employee's compensation (as defined in Section 414(s) of the Code) taken into account for such plan year during which the participant was an eligible employee. For purposes of this section, the following additional rules shall apply:

                                  (i) A matching contribution will be taken into
                           account for purposes of this sec tion for a given plan year only if (A) it is made on account of the participant's elective or employee contributions for that plan year, (B) it is allocated to the participant's account during that plan year and (C) it is paid to the trust fund by the end of the twelfth month following the close of that plan year. A matching contribution that does not meet the foregoing requirements will not be tested under
                           Section 401(m) of the Code but must separately satisfy Section 401(a)(4) of the Code for the plan year of allocation as if it were the only employer allocation for that plan year. An employee contribution will be taken into account for purposes of this section only if such contribution is paid to the trust during the plan year or paid to an agent of the plan and transmitted to the trust within a reasonable period after the end of the plan year.

                                 (ii) In the event this plan satisfies the requirement of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this plan, then this section shall be applied by determining the contribution percentage of employees as if all such plans were a single plan. In accordance with applicable Treasury regulations, plans of the employers may be aggregated in order to satisfy Section 401(m) of the Code but only if such plans as aggre gated satisfy the requirement of
                           Section 410(b) of the Code and provided that each plan has the same plan year.

                                (iii) Except as provided in applicable  Treasury
                           regulations, the contribution per centage of a highly compensated employee who is eligible to participate in more than one plan of the employer in which employee or matching contributions are made will be de termined by treating all the plans of the employer (or an entity that is required to be aggregated with the employer under Sections 414(b), (c), (m) or (o) of the Code) in which the highly compensated employee is eligible as a single plan. If the highly compensated employee participates in two or more plans that have different plan years, all such plans ending with or within the same calendar year will be treated as a single plan. Not withstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under applicable Treasury regu lations issued pursuant to Section 401(m) of the Code.

                                 (iv)  At  the   discretion   of  the   plan  ad
                           ministrator, and in accordance with applica ble Treasury regulations, any qualified non elective contributions (as defined in Section 1.401(k)-1(g)(13)(ii)) of the Treasury regu lations and elective contributions made for such plan year may be taken into account in computing the participant's contribution percentage; provided, that the qualified nonelective contributions satisfy the re quirements of Section 401(a)(4) of the Code both with and without inclusion of such con tributions used to satisfy the requirements of this section, and provided further, that the elective contributions satisfy the re quirements of section 401(k)(3) of the code both with and without the inclusion of con tributions used to satisfy the requirements of this section. Elective contributions and qualified nonelective contributions which are used to satisfy this section cannot be taken into account to satisfy the requirements of section 9.6.

                                  (v) Matching contributions treated as elective
                           contributions under section 9.6 shall not be included in the determination of a participant's contribution percentage.

                           (c) Excess  Aggregate  Contributions.  If in any plan
                  year the contribution percentage for the highly compensated group does not satisfy one of the tests in subsection (a) above, the plan administrator shall reduce the employee contributions and matching contri butions of some or all of the participants in the highly compensated group until one of the tests is satisfied. Such reductions shall be made in accordance with Section 1.401(m)-1(e)(2) of the Treasury regula tions by reducing the employee and matching contributions for the highly compensated employee with the highest dollar amount of employee and matching contributions to the lesser of (i) the extent required to enable the plan to satisfy the actual contribution percentage test or (ii) the extent required to cause the dollar amount of such highly compensated employee's employee and matching contributions for the highly compensated employee with the next highest dollar amount of employee and matching contributions. This procedure shall be repeated until the plan satisfies the contribution percentage test set forth herein. The amounts so reduced shall be referred to as the "excess aggregate contributions." (If there are employee and matching contributions, the employee contributions shall be reduced first to the level of such contribu tions which are matched. If the test is not satisfied by reducing the employee contributions, then the match ing contributions and any unreduced employee contribu tions shall be reduced in tandem.) The determination of excess aggregate contributions will be made after first determining the excess deferral amount and the excess contribution amount.

                           (d) Distribution of Excess Aggregate  Contribu tions.
                  Except as provided below, if in any plan year the employee or matching contributions of one or more of the participants in the highly compensated group must be reduced in accordance with subsection (c) above, the plan administrator shall distribute the amount of the excess aggregate contributions, plus the income (or minus the loss) allocable thereto, as soon as practicable following the determination of such excess but in any event by the last day of the plan year following the end of the plan year for which such contributions were made. Under Section 4979 of the Code a ten percent tax is imposed on the employer for any such excess aggregate contribution which are distributed after more than 2 1/2 months after the last day of the plan year for which such contributions were made. In the event the participant is not fully vested in the excess aggregate contribution, the non-vested portion of such excess aggregate contribution shall be forfeited by the participant and shall be allocated among the participants who had matching contributions credited on their behalf during the plan year and whose matching contributions were not reduced. Such alloca tion shall be in accordance with the ratio each such participant's matching contributions for the plan year bears to the total amount of matching contributions made by all the participants whose matching contribu tions were not reduced. A distribution of the excess aggregate contribution may be made without regard to any notice or consent otherwise required by the plan. Excess aggregate contributions, including forfeited matching contributions, are treated as employer contri butions for purposes of Sections 404 and 415 of the Code. The income or loss allocable to such excess aggregate contributions shall be determined by multi plying the income or loss allocable to the partici pant's employee and matching contributions (and amounts, if any, treated as such for purposes of the contribution percentage, but excluding such matching contributions used in the actual deferral percentage test for the plan year) by a fraction. The numerator of the fraction is the excess aggregate contributions for the plan year. The denominator is equal to (i) the total account balance of the participant attributed to employee and matching contributions as of the beginning of the plan year, plus (ii) the employee and matching contributions (and amounts, if any, treated as such for purposes of the contribution percentage, but excluding such matching contributions used in the actual deferral percentage test for the plan year).

                  9.8 Multiple Use Limitation. Notwithstanding the limitations required by sections 9.6 and 9.7, a participant's elective contributions, employee contributions and matching contributions may be limited under this section in order to prevent "multiple use" under Sections 401(k) and 401(m) of the Code, as set forth below. The multiple use limitation shall apply if the sum of the actual deferral percentage and contribu tion percentage for the group of highly compensated employees (determined after any corrections required under section 9.6 or 9.7) exceeds the "aggregate limit." The aggregate limit shall be the greater of (i) and (ii) below:
                                  (i) the sum of (A) 1.25  times the  greater of
                           the actual deferral percentage or the contribution percentage for nonhighly compensated employees for the preceding plan year and (B) two percentage points plus the lesser of the actual deferral percentage or the contribution percentage for non-highly compensated employees for the preceding plan year (which amount shall not exceed twice the lesser of such percentages),

                                 (ii) the sum of (A) 1.25  times  the less er of
                           the actual deferral percentage or the contribution percentage for nonhighly compen sated employees for the preceding plan year and (B) two percentage points plus the greater of the actual deferral percentage or the contribution percentage for non-highly compensated employees for the preceding plan year (which amount shall not exceed twice the greater of such percentages).

                  The application of the multiple use limitation shall be made in accordance with Section 1.401(m)-2 of the Treasury regulations. If the multiple use limitation applies, then the actual deferral percentage or contribution percentage of the highly compensated employees shall be reduced (in the manner described in sections 9.6 or 9.7) until such limit shall be satisfied. Alternatively, the employer may satisfy the multiple use limitation by making qualified nonelective contributions to plan participants in accordance with applicable Treasury regulations.

                                                    ARTICLE 10
                               Plan Administrator
                  10.1 Plan Administrator's Duties. As provided in section 1.2, a committee appointed by the company is responsible for the administration of the plan. Except as otherwise speci fically provided and in addition to the powers, rights and duties specifically given to the plan administrator elsewhere in the plan, the plan administrator shall have the following powers, rights and duties:
                           (a) To construe and interpret the plan, to decide all
                  questions of plan eligibility, to determine the amount, manner and time of payment of any benefits under the plan, and to remedy ambiguities, inconsistencies or omissions.

                           (b) To adopt such rules of procedure as may be necessary for the efficient administration of the plan and as are consistent with its terms and such rules.

                           (c) To make  determinations  as to the  right  of any
                  person to a benefit, to afford any person dissatisfied with such determination the right to a hearing thereon, and to direct payments or distributions from the trust in accordance with the provisions of the plan.

                           (d) To furnish the  employers  with such informa tion
                  as may be required by them for tax or other purposes in connection with the plan.

                           (e) To enroll participants in the plan, to dis tribute and receive plan administration forms, and to comply with all applicable governmental reporting and disclosure requirements.

                           (f) To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the employers, the trustee, or any investment manager or managers) and to allocate or delegate to them such powers, rights and duties as the plan administrator considers necessary or advisable to properly carry out the administration of the plan, provided that any such allocation or delegation and the acceptance thereof must be in writing.

                           (g) To report  to the  company  or to such  person or
                  persons as the company designate as to the administra tion of the plan, any significant problems which have developed in connection with the administration of the plan and any recommendations which the plan administra tor may have as to the amendment of the plan or the modification of plan administration.

The plan administrator shall have no power to add to, subtract from or modify any of the terms of the plan, nor to change or add to any benefits provided by the plan, nor to waive or fail to apply any requirements of eligibility for benefits under the plan except as expressly provided by appropriate delegation of any such powers by the employer or the company.
                  10.2 Action by Plan Administrator. During a period in which two or more plan administrative committee members are acting, any action by the plan administrator will be subject to the following provisions:
                           (a) The  committee  may act by meeting  (including  a
                  meeting from different locations by telephone confer ence) or by document signed without meeting, and docu ments may be signed through the use of a single document or concurrent documents.

                           (b) A committee  member by writing may delegate  part
                  or all of his rights, powers, duties and discre tion to any other committee member, with such other committee member's consent.

                           (c) The committee  shall act by a majority deci sion,
                  which action shall be as effective as if such action had been taken by all members of the committee; provided that by majority action one or more committee members or other persons may be authorized to act with respect to particular matters on behalf of all committee members.

                           (d) If there is an equal division among the committee
                  members with respect to any questions, a disinterested party may be selected by a majority vote to decide the matter. Any decision by such disinterested party will be binding.

                           (e) The certificate of the secretary of the committee
                  or the majority of the committee members that the committee has taken or authorized any action shall be conclusive in favor or any person relying on such certificate.

                           (f) Except as required by law, no member of the committee shall be liable or responsible for an act or omission of other committee members in which the former has not concurred.

                  10.3 Information Required for Plan Administration. The employers shall furnish the plan administrator with such data and information as the plan administrator considers necessary or desirable to perform its duties with respect to plan administration. The records of an employer as to an employee's or participant's period or periods of employment, termination of employment and the reason therefor, leaves of absence, reem ployment, and compensation will be conclusive on all persons unless determined to the plan administrator's satisfaction to be incorrect. Participants and other persons entitled to benefits under the plan also shall furnish the plan administrator with such evidence, data or information as the plan administrator considers necessary or desirable for the plan administrator to perform his duties with respect to plan administration.
                  10.4 Decision of Plan Administrator Final. Subject to applicable law and the provision of section 10.5, any inter pretation of the provisions of the plan and any decision on any matter within the discretion of the plan administrator made by the plan administrator in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the plan administrator shall make such adjustment on account thereof as the plan administrator considers equitable and practicable.
                  10.5 Review of Benefit Determinations. If a claim for benefits made by a participant or his beneficiary is denied, the plan administrator shall, within 90 days (or 180 days if special circumstances require an extension of time) after the claim is made, furnish the person making the claim with a written notice specifying the reasons for the denial. Such notice shall also refer to the pertinent plan provisions on which the denial is based, describe any additional material or information necessary for properly completing the claim and explain why such material or information is necessary, and explain the plan's claim review procedures. If requested in writing, the plan administrator shall afford each claimant whose claim has been denied a full and fair review of the plan administrator's decision and, within 60 days (120 days if special circumstances require additional time) of the request for reconsideration of the denied claim, the plan administrator shall notify the claimant in writing of the plan administrator's final decision.
                  10.6 Uniform Rules. The plan administrator shall perform his duties with respect to plan administration on a reasonable and nondiscriminatory basis and shall apply uniform rules to all participants similarly situated.
                  10.7 Plan Administrator's Expenses. All costs, charges and expenses reasonably incurred on behalf of the plan or by the plan administrator which are not paid by the trust fund will be paid by the employers in such portions as the company shall direct; provided no compensation will be paid to a commit tee member as such.
                  10.8 Interested Plan Administrator. If a member of the plan committee is also a participant in the plan, he may not decide or determine any matter or question concerning his bene fits unless such decision or determination could be made by him under the plan if he were not a committee member.
                  10.9 Resignation or Removal of Plan Administrative Committee Members. A member of the committee may be removed by the company at any time by ten days' prior notice to him and the other members of the committee. A member of the committee may resign at any time by giving ten days' prior written notice to the company and the other members of the committee. The company may fill any vacancy in the membership of the committee; provided, however, that if a vacancy reduces the membership of the committee to less than three, such vacancy shall be filled as soon as practicable. The company shall give prompt written notice thereof to the other members of the committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the plan administra tor.
                  10.10 Indemnification. To the extent permitted by law, no person (including a trustee, any present or former plan administrative committee member, and any present or former director, officer or employee of any employer) shall be person ally liable for any act done or omitted to be done in good faith in the administration of the plan or the investment of the trust fund. To the extent permitted by law, each present or former director, officer or employee of any employer to whom the plan administrator or an employer has delegated any portion of its responsibilities under the plan and each present or former plan administrative committee member shall be indemnified and saved harmless by the employers (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the plan or the investment of the trust fund, including all expenses reasonably incurred in their defense if the employers fail to provide such defense.

                                                    ARTICLE 11

                            Relating to the Employers

                  11.1  Action by Employers.  Any action required or per
mitted of the company or an employer under the plan shall be by resolution of its board of directors or by a duly authorized committee of its board of directors, or by a person or persons authorized by resolution of its board of directors or such committee.
                  11.2 Additional Employers. Any subsidiary or other related company that is not an employer may adopt the plan and become an employer thereunder by filing with the plan administra tor a certified copy of a resolution of the board of directors of the subsidiary or other related company providing for its adop tion of the plan and a certified copy of a resolution of the directors of the company consenting to such adoption.
                  11.3 Restrictions on Reversions. The employers shall have no right, title or interest in the assets of the plan, nor will any part of the assets of the plan at any time revert or be repaid to an employer, directly or indirectly, except as follows:
                           (a) If the Internal Revenue Service initially determines that the plan, as applied to any employer, does not meet the requirements of a "qualified plan" under Section 401(a) of the Code, the assets of the plan attributable to contributions made by that employer under the plan shall be returned to that employer within one year of the date of denial of qualification of the plan as applied to that employer.

                           (b) If a contribution or a portion of a contribu tion
                  is made by an employer as a result of a mistake of fact, such contribution or portion of a contribution shall not be considered to have been contributed under the plan by that employer and, after having been re duced by any losses of the trust fund allocable there to, shall be returned to that employer within one year of the date the amount is contributed under the plan.

                           (c) Each contribution made by an employer is conditioned upon the continued qualification of the plan and the deductibility of such contribution as an expense for federal income tax purposes and, therefore, to the extent that a contribution is made by an employer under the plan for a period for which the plan is not a qualified plan or the deduction for a contribution made by the employer is disallowed, then such contribution or portion of a contribution, after having been reduced by any losses of the trust fund allocable thereto, shall be returned to that employer within one year of the date of determination of the nonqualified status of the plan or the date of disallowance of the deduction.


                                                    ARTICLE 12

                      Amendment, Termination or Plan Merger

                  12.1 Amendment. While the company expects and intends to continue the plan, the company must necessarily reserve and hereby does reserve the right, subject to section 11.3, to amend the plan from time to time, except as follows:
                           (a) The duties and liabilities of the plan admin istrator cannot be changed substantially without its consent; and

                           (b)  No  amendment   shall  reduce  the  value  of  a
                  participant's benefits to less than the amount he had accrued as of the date of the amendment.

As of the effective date, the company has delegated to the plan administrator the power to make such minor, technical amendments to the plan as the plan administrator shall consider necessary or desirable, subject to the preceding sentence. Each amendment to the plan shall be evidenced by a written instrument approved by the board of directors of the company or the committee, as applicable, and delivered to the plan administrator. The foregoing provisions of this section shall be subject to any applicable collective bargaining agreements, provided that the company may amend the plan at any time to the extent necessary in order that the plan shall meet the requirements of a "qualified plan" under Section 401(a) of the Code and any other requirements of applicable law.
                  12.2 Termination. The plan will terminate as to all employers on any date specified by the company if advance written notice of the termination is given to the plan administrator and any other employers. The plan will terminate as to an individual employer on the first to occur of the following:

                           (a) The date it is  terminated by that  employer,  if
                  ten days' advance written notice of the termination is given to the company, the plan administrator and the other employers.

                           (b)The date that employer is judicially declared
                  bankrupt or insolvent.

                           (c)  The   dissolution,   merger,   consolidation  or
                  reorganization of that employer, or the sale by that employer of all or substantially all of its assets, except that:

                                  (i) In any such event arrangements may be made
                           with the consent of the company whereby the plan will be continued by any successor to that employer or any purchaser of all or substantially all of its assets without a termination thereof, in which case the successor or purchaser will be substi tuted for that employer under the plan; and

                                 (ii) If any  employer is merged,  dis solved or
                           in any way reorganized into, or consolidated with, any other employer, the plan as applied to the former employer will automatically continue in effect without a termination thereof.

Notwithstanding the foregoing, if any of the events described above should occur but some or all of the participants employed by an employer are transferred to employment with one or more of the other employers coincident with or immediately after the occurrence of such event, the plan as applied to those partici pants will automatically continue in effect without a termination thereof. The foregoing provisions of this section shall be subject to any applicable collective bargaining agreements.
                  12.3 Plan Merger. In no event shall there by any merger or consolidation of the plan with, or transfer of assets or liabilities to, any other plan unless each participant in the plan would (if the plan then terminated) received a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit the participant would have been entitled to receive immediately before the merger, consoli dation or transfer (if the plan had then terminated).
                  12.4 Continuation by a Successor or Purchaser. Not withstanding section 12.2, the plan and the trust shall not terminate in the event of dissolution, merger, consolidation or reorganization of an employer or sale by an employer of its entire assets or substantially all of its assets if arrangements are made in writing between the employer and any successor to the employer or purchaser of all or substantially all of its assets whereby such successor or purchaser will continue the plan and the trust. If such arrangements are made, then such successor or purchaser shall be substituted for the employer under the plan and the trust agreement.
                  12.5 Notice to Participants of Amendments, Termina tions or Plan Mergers. Participants affected thereby shall be notified by the company within a reasonable time following any amendment, termination, plan merger, or consolidation.
                  12.6 Vesting and Distribution on Termination. The date of any termination or partial termination of the plan as respects all employers (and, at the discretion of the company, on a termination or partial termination of the plan as respects any employer that does not result in the termination or partial termination of the plan as respects all employers), will be an "interim accounting date," and the benefits of each participant affected by such termination or partial termination will be fully vested and will be payable to such participant in a lump sum as soon as practicable unless other arrangements are previously made pursuant to the provisions of Article 6.

                                                    ARTICLE 13
                               General Provisions
                  13.1  Examination of Plan Documents.  Copies of the
plan and any amendments thereto will be on file at the principal office of the company where they may be examined by any parti cipant or any other person entitled to benefits under the plan.
                  13.2 Notices. A notice mailed to a participant or beneficiary at his last address filed with the plan administrator in care of the company will be binding on the participant or beneficiary for all purposes of the plan. Any notice or document relating to the plan required to be given to or filed with the plan administrator or any employer shall be considered as given or filed if delivered or mailed by registered or certified mail, postage prepaid, to the plan administrator, in care of the company, at One ServiceMaster Way, Downers Grove, Illinois 60515.
                  13.3 Nonalienation of Plan Benefits. The rights or interests of any participant or any participant's beneficiaries to any benefits or future payments hereunder shall not be subject to attachment or garnishment or other legal process by any creditor of any such participant or beneficiary, nor shall any such participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or rights which he may expect to receive, contingently or otherwise under this plan except as may be required by the tax withholding provisions of the Code or of a state's income tax act, pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, pursuant to a judgment, order, decree or settlement agreement described in Section 401(a)(13)(C) of the Code, or as otherwise permitted by law.
                  13.4 No Employment Guarantee. None of the establish ment of the plan, modification thereof, the creation of any fund or account, or the payment of any benefits shall be construed as giving to any participant or other person any legal or equitable right against the employers, the plan administrator or trustee, except as herein provided. Under no circumstances shall the terms of employment of any participant be modified or in any way affected hereby. The maintenance of this plan shall not consti tute a contract of employment, and participation in the plan will not give any participant a right to be retained in the employ of the employers. None of the employers, the plan administrator or the trustee in any way guarantees any assets of the plan from loss or depreciation or any payment to any person. The liability of the plan administrator or any employer as to any payment or distribution of benefits under the plan is limited to the avail able assets of the trust fund.
                  13.5 Participant Litigation. In any action or pro ceeding regarding the plan assets or any property constituting a portion or all thereof or regarding the administration of the plan, employees or former employees of the employers or their beneficiaries or any other persons having or claiming to have an interest in this plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this plan. To the extent permitted by law, if a legal action is begun against the employers, the plan adminis trator or the trustee by or on behalf of any person, and such action results adversely to such person, or if a legal action arises because of conflicting claims to a participant's or other person's benefits, the costs to the employers, the plan admin istrator or the trustee of defending the action will be charged to the sums, if any, which were involved in the action or were payable to the participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this plan shall constitute a release of the employers, the plan administrator and the trustee and their agents from any and all liability and obligation not involving willful misconduct or gross neglect.
                  13.6  Successors.  The plan and the trust will be bind
ing on all persons entitled to benefits hereunder and their
respective heirs and legal representatives, and on the plan
administrator and the trustee and their successors.
                  13.7 Adequacy of Evidence. Evidence which is required of anyone under the plan shall be executed or presented by the proper individuals or parties and may be in the form of certifi cates, affidavits, documents or other information which the plan administrator, the trustee, the employers or other persons acting on such evidence considers pertinent and reliable.
                  13.8 Gender and Number. Words denoting the masculine gender shall include the feminine and neuter genders and the singular shall include the plural and the plural shall include the singular wherever required by the context.
                  13.9 Waiver of Notice. Any notice required under the plan may be waived by the person entitled to notice.
                  13.10 Applicable Law. The plan and the trust shall be construed in accordance with the provisions of ERISA and other applicable federal laws. To the extent not inconsistent with such laws, this plan shall be construed in accordance with the laws of the state of Illinois.
                  13.11 Severability. If any provision of the plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining provisions of the plan, and the plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the plan.
                  13.12 Fiduciary Responsibilities. It is specifically intended that all provisions of the plan shall be applied so that all fiduciaries with respect to the plan shall be required to meet the prudence and other requirements and responsibilities of applicable law to the extent such requirements of responsibili ties apply to them. No provisions of the plan are intended to relieve a fiduciary from any responsibility, obligation, duty or liability imposed by applicable law. In general, a fiduciary shall discharge his duties with respect to the plan solely in the interests of participants and other persons entitled to benefits under the plan and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

                                                    ARTICLE 14
                              Top-Heavy Plan Rules
                  14.1 Key Employees. An employee or former employee shall be a "key employee" for any plan year if during such plan year or during any of the four preceding plan years the employee is:
                           (a) An officer of an employer having an annual compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for any such plan year;

                           (b) One of the ten  employees  of an employer  having
                  annual compensation from an employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than 1/2 percent interest and the largest interests in the employer;

                           (c) Any person who owns (or is  considered  as owning
                  within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the employer or stock possessing more than five percent of the total combined voting power of all the employer's stock; or

                           (d) Any person having annual  compensation  in excess
                  of $150,000 who owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent of the outstanding stock of the em ployer or stock possessing more than one percent of the total combined voting power of all the employer's stock.

For purposes of subsection (a) above, if the number of officers exceeds 50, only the 50 officers with the highest compensation shall be considered key employees and if the number of officers is less than 50, the number of officers considered key employees shall not exceed the greater of three such officers or ten percent of all employees. For purposes of subsections
(c) and (d)  above,  Section  318(a)(2)(C)  of the  Code  shall  be  applied  by substituting "five percent" for the reference to "50 percent" therein and the rules of Section 414(b), (c) and (m) of the Code shall not apply for determining ownership in the employer. The term "employer" includes all corporations which are members of a controlled group of corporations which includes the company under Section 414(b) of the Code, all trades or businesses (whether or not incorporated) which are under common control with the company under Section 414(c) of the Code and any service or other organ ization which is a member of an affiliated service group with the company under Section 414(m) of the Code. The beneficiary of a key employee shall be considered a key employee. Compensation for purposes of determining who is a key employee under this section shall be as set out in Code Section 414(q)(7).
                  14.2 Top-Heavy  Plan. The plan will be considered a "top-heavy plan" for any plan year if, as of the last day of the preceding plan year (the last day of the initial plan year, in the case of that year) (the "determination date"), the sum of (i) the aggregate of the accounts of all key employees under the plan and all other defined contribution plans in an aggregation group of plans (as described in section 14.3 below), and (ii) the present value of the aggregate cumulative accrued benefits for key employees under all defined benefit plans in an aggregation group of plans, exceeds 60 percent of such sum determined for all participants under all such plans, excluding participants who are former key employees. For purposes of making the determination described above, accounts in a defined contribution plan and benefits under a defined benefit plan shall be valued as of the accounting date coincident with the determination date. There shall be included in the determination of a participant's ac counts and accrued benefit under such plans any amounts distrib uted to such participant during the preceding five-year period. Notwithstanding the foregoing, if any individual has not per formed services for the ServiceMaster Companies at any time during the five-year period ending on the determination date, any account of such individual (and the accrued benefit for such individual) shall not be included for purposes of this section. Furthermore, a rollover contribution initiated by a participant and made to any plan in an aggregation group of plans shall not be taken into account for purposes of determining whether the plan is a top-heavy plan.
                  14.3  Aggregation  Groups.  All  employer  plans in a required aggregation group of plans shall be considered to be top-heavy plans if either the required or permissive aggregation group of plans is determined to be top-heavy under section 14.2 above. If the required or permissive aggregation group of plans is not a top-heavy group, no employer plans in the group shall be considered to be top-heavy plans. A "required aggregation group of plans" shall include each employer plan (whether or not terminated) in which a key employee participates and any other employer plan which enables any plan in which a key employee participates to meet the coverage and nondiscrimination require ments of Sections 401(a)(4) or 410 of the Code. A "permissive aggregation group of plans" shall include all plans in the required aggregation group plus any other employer plans which satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered together with the required aggregation group of plans.
                  14.4 Minimum Contributions and Benefits.  Notwith standing the provisions of section 4.1 above, for each plan year for which the plan is considered a top-heavy plan, the amount contributed by an employer in accordance with section 4.1(c) for each participant (whether active or inactive) shall not be less than the lesser of (i) three percent of the participant's total
earnings  for  that  year,   or  (ii)  the  highest   percentage  of  earn  ings
(disregarding earnings in excess of the maximum compensation that can be considered for such purpose as set forth in Section 401(a)(17) of the Code or such other maximum amount as may be permitted from time to time by the Secretary of the Treasury or the Secretary's delegate or by law) contributed by such employer for such plan year on behalf of a key employee; provided, however, that in the case of an employee covered under this plan and a defined benefit plan maintained by the employer, for each plan year for which this plan and such defined benefit plans are considered top-heavy plans, if such employee receives the top-heavy minimum contribution specified in such defined benefit plan, such employee need not receive the minimum contribution specified in this section. For purposes of satisfying the minimum top-heavy contribution requirement under this section, neither elective contributions nor employer matching contributions shall be taken into account. Compensation for purposes of determining the minimum benefit of this section will be as described in Treasury regulation 1.415-2(d).

                                    Exhibit A
                                     to the
                ServiceMaster Profit Sharing and Retirement Plan


List of Prior Plans:

1.       ServiceMaster Profit Sharing, Savings and Retirement Plan

2.       ServiceMaster Consumer Services L.P. Profit Sharing
         Retirement Plan

                                  Supplement 1
                                     to the
                ServiceMaster Profit Sharing and Retirement Plan

Employee groups excluded from participation in employer contributions:


DHS of Mississippi LLC
Mississippi State Veterans Home
3261 Highway 49 South
Collins, MS 39428

DHS of Mississippi LLC
Mississippi State Veterans Home
4607 Lindberg Drive
Jackson, MS 39209

DHS of Mississippi LLC
Mississippi State Veterans Home
310 Autumn Ridge Road
Kosciusko, MS 39090

DHS of Mississippi LLC
Mississippi State Veterans Home
120 Veteran's Road
Oxford, MS 38655

DHS of Connecticut, LLC
Countryside Manor
1660 Stafford Avenue
Bristol. CT 06010

DHS of Oregon LLC
Oregon Veterans Home
700 Veterans Drive
The Dalles, OR 97058

DHS of Alabama
Bill Nichols State Veterans Home
1784 Elkahatchee Road
Alexander City, AL 35010

DHS of Alabama
William F. Green State Veterans Home
300 Faulkner Drive
Bay Minette, AL 36507

DHS of Alabama
Floyd E. "Tut" Fann State Veterans Home
2701 Meridan Street
Huntsville, AL 35811

                                                                    Exhibit 99.2


                                                                    News Release

                                                    The ServiceMaster Company
                                                    One ServiceMaster Way
                                                    Downers Grove, IL 60515-1700
                                                    630/271-1300
SERVICEMASTER

                                      For further information contact:
                                      Claire E. Buchan, VP Comm. (630)271-2150






FOR IMMEDIATE RELEASE
September 16, 1999
Downers Grove, Illinois



                   SERVICEMASTER STATEMENT ON ATLANTA VERDICT
                   ------------------------------------------


We will appeal the verdict reached by an Atlanta, Georgia jury in a dispute about a salesman's commission. The entire award, particularly the award of punitive damages, is unsupportable as a matter of law. We have proceeded in the trial of this case in accordance with the advice of our counsel and we are confident that this award will be reversed on appeal.

                                                                    Exhibit 99.3



Seyfarth, Shaw, Fairweather & Geraldson

PRESS RELEASE


                              FOR IMMEDIATE RELEASE


         On September 13, 1999, a jury in Fulton County, Georgia rendered an adverse verdict against ServiceMaster in connection with claims brought by Ray
D. Martin. The jury's award of $136 million is unjustified under the law, unsupportable under the trial evidence, and violates various constitutional protections. In particular, the punitive damages award, which is more than 100 times the amount of actual damages allegedly sustained by Mr. Martin, violates ServiceMaster's due process rights.
         We want to specifically respond to charges that ServiceMaster failed to comply with its obligations under the law. That charge is false. ServiceMaster fully complied with all of its obligations under Georgia law, and no relevant information or witness was withheld. We believe that a reviewing court, when presented with the full record, will reach that conclusion. Furthermore, all of ServiceMaster's actions were in full accordance with Mr. Martin's employment contract. ServiceMaster was not, however, allowed to present such evidence and we believe the appellate court will find that to be a serious and reversible error.
         The jury's verdict does not conclude the legal proceedings. Based on numerous and significant legal and factual errors, post-trial motions and appeals will be filed challenging the jury's award. We are confident that the award will be overturned.


Gerald D. Skoning
September 16, 1999
(312)269-8844